Exhibit 10.1

CUSIP Number: 68231YAJ2

Term Loan CUSIP Number: 68231YAK9

Execution Version

ONCOR ELECTRIC DELIVERY COMPANY LLC,

AS BORROWER

TERM LOAN CREDIT AGREEMENT

Dated as of December 10, 2018

THE LENDERS PARTY HERETO

and

MIZUHO BANK, LTD.,

AS ADMINISTRATIVE AGENT

MIZUHO BANK (USA) WELLS FARGO SECURITIES, LLC

Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

		Page
Article I DEFINITIONS; CONSTRUCTION		1

Section 1.01	Defined Terms	1
Section 1.02	Terms Generally	21

Article II THE CREDITS		22

Section 2.01	Term Loans	22
Section 2.02	[Reserved.]	22
Section 2.03	Borrowing and Conversion Procedures	22
Section 2.04	[Reserved]	23
Section 2.05	Repayment of Loans; Evidence of Indebtedness	23
Section 2.06	Interest on Loans	24
Section 2.07	Alternate Rate of Interest	24
Section 2.08	[Reserved]	24
Section 2.09	Prepayment	24
Section 2.10	Increased Costs	25
Section 2.11	Change in Legality	26
Section 2.12	Pro Rata Treatment	27
Section 2.13	Sharing of Setoffs	27
Section 2.14	Payments	28
Section 2.15	Taxes	28
Section 2.16	Mitigation Obligations; Replacement of Lenders	33
Section 2.17	[Reserved]	34
Section 2.18	[Reserved]	34
Section 2.19	[Reserved]	34
Section 2.20	[Reserved]	34
Section 2.21	Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:	34
Section 2.22	Extension of Stated Maturity Date	35

Article III REPRESENTATIONS AND WARRANTIES		36

Section 3.01	Organization; Powers	36
Section 3.02	Authorization	36
Section 3.03	Enforceability	36
Section 3.04	Governmental Approvals	37
Section 3.05	Financial Statements	37
Section 3.06	Litigation	37
Section 3.07	Federal Reserve Regulations	37
Section 3.08	Investment Company Act	38

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EXHIBITS AND SCHEDULES

Exhibit A	Form of Assignment and Assumption
Exhibit B-1	Form of Borrowing Request
Exhibit B-2	Form of Conversion Notice
Exhibit C	Form of Term Loan Note
Exhibit D	Form of Prepayment Notice
Exhibit E-1	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit E-2	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit E-3	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit E-4	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit F	[Reserved]
Exhibit G	Facility Extension Request

Schedule 2.01	Commitments
Schedule 5.10	Existing Liens
Schedule 5.12	Terms of Subordination

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TERM LOAN CREDIT AGREEMENT (this “Agreement”), dated as of December 10, 2018, among Oncor Electric Delivery Company LLC, a Delaware limited liability company (the “Borrower”), the lenders listed in Schedule 2.01 (together with their successors and assigns, the “Lenders”) and Mizuho Bank, Ltd. (“Mizuho”), as administrative agent for the Lenders (in such capacity, the “Agent”).

WITNESSETH:

WHEREAS, the Borrower has requested that the Lenders agree, on the terms and conditions set forth herein, to provide term loans to the Borrower in an aggregate principal amount of $350,000,000. The Lenders and the Agent have indicated their willingness to provide the Term Loan on the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS; CONSTRUCTION

Section 1.01    Defined Terms.

As used in this Agreement, the following terms shall have the meanings specified below:

“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.

“ABR Loan” shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II or any Eurodollar Loan Converted to a Loan bearing interest at a rate determined by reference to the Alternate Base Rate.

“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly or indirectly controls or is controlled by or is under common control with the Person specified.

“Agent” shall have the meaning given such term in the preamble hereto.

“Agent Party” and “Agent Parties” shall have the meaning given such terms in Section 8.17(e).

“Agreement” shall have the meaning given such term in the preamble hereto.

“Alternate Base Rate” shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (i) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%, (ii) the Prime Rate in effect on such day and (iii) the LIBO Rate for deposits in dollars at approximately 11:00 a.m. (London time) on such day for a term of one month plus 1% (the “One-Month LIBO Rate”). For purposes hereof, “Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by Mizuho as its prime rate; each change in the Prime Rate shall be effective on the date such change is publicly announced as effective; and “Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as released on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so released for any day which is a Business Day, the arithmetic average (rounded upwards to the next 1/100th of 1%), as determined by Mizuho, of the quotations for the day of such transactions received by Mizuho from three Federal funds brokers of recognized standing selected by it. If for any reason Mizuho shall have determined (which determination shall be conclusive absent manifest error; provided Mizuho shall, upon request, promptly provide to the Borrower a certificate setting forth in reasonable detail the basis for such determination) that it is unable to ascertain the Federal Funds Effective Rate or the One-Month LIBO Rate for any reason, including the inability of Mizuho to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (i) or (iii), as applicable, of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the One-Month LIBO Rate shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the One-Month LIBO Rate, respectively. Notwithstanding the forgoing, in no event shall the Alternate Base Rate be less than 0.00%.

“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Law” shall mean, as to any Person, any law (including common law), statute, regulation, ordinance, rule, order, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority (including the PUCT, ERCOT and FERC), in each case applicable to or binding on such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

“Applicable Margin” shall mean, at any time and for any Type of Loan (a) prior to the one year anniversary of the Closing Date, (x) if an ABR Loan, zero percent (0.00%) per annum and (y) if a Eurodollar Loan, five and a half tenths of one percent (0.55%) per annum and (b) on or after the one year anniversary of the Closing Date, (x) if an ABR Loan, zero percent (0.00%) per annum and (y) if a Eurodollar Loan, six tenths of one percent (0.60%) per annum. At any time an Event of Default has occurred and is continuing, the Applicable Margins set forth above shall be increased by 2.00% with respect to overdue principal.

“Applicable Provisions” shall have the meaning given such terms in Section 5.16.

“Approved Fund” shall mean any Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 8.04), and accepted by the Agent, in substantially the form of Exhibit A.

“Authorized Officer” shall mean the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the Treasurer, the Assistant Treasurer, with respect to certain limited liability companies or partnerships that do not have officers, any manager, managing member or general partner thereof, any other senior officer of the Borrower designated as such in writing to the Agent by the Borrower and, with respect to any document delivered on the Closing Date, the Secretary or the Assistant Secretary of the Borrower. Any document delivered hereunder that is signed by an Authorized Officer shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of the Borrower and such Authorized Officer shall be conclusively presumed to have acted on behalf of the Borrower.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” shall have the meaning given such term in Section 2.13(a).

“Bankruptcy Event” shall mean, with respect to any Person, such Person has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Internal Revenue Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States.

“Borrower” shall have the meaning given such term in the preamble hereto.

“Borrower Information” shall have the meaning given to such term in Section 3.05(b).

“Borrowing” shall mean (i) the incurrence of the Term Loan from a Lender on the Closing Date, and (ii) a group of Loans of a single Type made or Converted by the Lenders on a single date as to which a single Interest Period is in effect.

“Borrowing Request” shall mean a request made pursuant to Section 2.03(a) substantially in the form of Exhibit B-1.

“Business Day” shall mean any day (other than a day that is a Saturday, Sunday or legal holiday in the City of New York) on which banks are open for business in New York City; provided, however, that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capitalization” shall mean the total of all the following items appearing on, or included in, the Borrower’s unconsolidated balance sheet: (i) liabilities for Indebtedness maturing more than 12 months from the date of determination, and (ii) common Equity Interests, common Equity Interest expense, accumulated other comprehensive income or loss, preferred Equity Interests, preference Equity Interests, premium on common Equity Interests and retained earnings (however the foregoing may be designated), less, to the extent not otherwise deducted, the cost of shares or units of the Borrower’s Equity Interests held in the Borrower’s treasury, if any. Capitalization shall be determined in accordance with GAAP and practices applicable to the type of business in which the Borrower is engaged, and may be determined as of the date not more than 60 days prior to the happening of the event for which the determination is being made.

“Change in Control” shall mean and be deemed to have occurred if any Person or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), other than one or more Permitted Holders, shall at any time have acquired direct or indirect beneficial ownership of a percentage of the voting power of the outstanding Voting Shares of the Borrower that exceeds 35% thereof, unless one or more Permitted Holders has, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the non-independent members of the board of directors of the Borrower.

“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty, (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Charges” shall have the meaning given such term in Section 8.14(a).

“Closing Date” shall mean December 10, 2018.

“Code” shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

“Commitment” shall mean, with respect to any Lender, the commitment of such Lender in an amount set forth in Schedule 2.01 hereto to make Term Loans on the Closing Date. The Commitment of each Lender shall automatically and permanently terminate on the Closing Date concurrently with the making of the Term Loans.

“Communications” shall have the meaning given such term in Section 8.17(a).

“Competitor” shall mean any competitor of the Borrower that directly or indirectly is engaged in the same or a similar line of business as the Borrower, including, without limitation, any company that provides electricity transmission and distribution services, or that is a public utility, power generation company, or retail electric provider.

“Confidential Information” shall have the meaning given such term in Section 8.16.

“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Senior Debt” shall mean the Senior Debt (other than the Qualified Transition Bonds) of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis.

“Consolidated Shareholders’ Equity” shall mean the sum (without duplication) of (i) total common stock or common members’ interest plus (ii) preferred and preference stock or preferred members’ interest not subject to mandatory redemption, each (in the case of clauses (i) and (ii)) determined with respect to the Borrower and its Consolidated Subsidiaries on a consolidated basis, plus (iii) Equity-Credit Preferred Securities in an aggregate liquidation preference amount not in excess of $1,000,000,000; provided, however, that in computing Consolidated Shareholders’ Equity at any time, the following shall be added to the extent that the following decreased total common members’ interest: any cash and non-cash charges, in an amount of up to $250,000,000 (calculated on an aggregate basis throughout the term of this Agreement), as a result of (x) rulings by state regulatory bodies having jurisdiction over the Borrower or its Consolidated Subsidiaries and (y) the early retirement, repurchase or termination of debt or other securities or financing arrangements, including premiums, relating to liability management activities.

“Consolidated Subsidiary” of any Person shall mean at any date any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in such Person’s consolidated financial statements as of such date; provided, however, that Qualified Transition Bond Issuers and Subsidiaries of Qualified Transition Bond Issuers shall not be deemed to be Consolidated Subsidiaries of the Borrower.

“Consolidated Total Capitalization” shall mean the sum of (i) Consolidated Shareholders’ Equity, (ii) Consolidated Senior Debt and (iii) Subordinated Obligations excluded from the calculation of Senior Debt.

“Controlled Group” shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code.

“Conversion Notice” shall mean a request made pursuant to Section 2.03(b) substantially in the form of Exhibit B-2.

“Convert”, “Conversion” and “Converted” each shall refer to a conversion of Term Loans of one Type into Term Loans of the other Type (or a combination of Types) or Term Loans of the same Type having the same or a new Interest Period or the selection of a new, or the renewal of the same, Interest Period for Eurodollar Loans, pursuant to Section 2.03, 2.07 or 2.11(a)(ii).

“Credit Documents” shall mean at any time, this Agreement and any Term Loan Notes issued by the Borrower hereunder.

“Credit Parties” shall mean the Agent and the Lenders.

“Debt Ratings” shall mean the ratings (whether explicit or implied) assigned by S&P and Moody’s to the senior secured non-credit enhanced long term debt of the Borrower.

“Default” shall mean any event or condition, which upon notice, lapse of time or both would constitute an Event of Default.

“Defaulting Lender” shall mean any Lender that (i) has failed, within three Business Days of the date required to be funded or paid, to (A) fund any portion of its Loans, or (B) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (A) above, such Lender notifies the Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (ii) has notified the Borrower or the Agent, in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied), (iii) has failed, within three Business Days after written request by the Agent or the Borrower, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (iii) upon the Agent’s receipt of such certification in form and substance reasonably satisfactory to the Borrower and the Agent, (iv) has, or has a Lender Parent that has, become the subject of a Bankruptcy Event or (v) become the subject of a Bail-In Action.

“Disposition” shall mean the sale, transfer, license, lease or other disposition of any property by a Person.

“Disqualified Institution” shall mean, on any date, (a) any Person that is a Competitor and (b) any other Person that is not, and is not an Affiliate of, a commercial bank, savings bank, savings and loan association or similar financial institution that has total assets of $50,000,000,000 or more and is engaged in the business of lending money and extending credit in the ordinary course of business.

“dollars” or “$” shall mean lawful money of the United States of America.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” shall mean any Person that meets the requirements to be an assignee under Section 8.04(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 8.04(b)(iii)).

“Equity-Credit Preferred Securities” shall mean securities, however denominated, (i) issued by the Borrower or a Consolidated Subsidiary of the Borrower, (ii) that are not subject to mandatory redemption or the underlying securities, if any, of which are not subject to mandatory redemption, (iii) that are perpetual or mature no less than 30 years from the date of issuance, (iv) the indebtedness issued in connection with which, including any guaranty, is subordinate in right of payment to the unsecured and unsubordinated indebtedness of the issuer of such indebtedness or guaranty, and (v) the terms of which permit the deferral of the payment of interest or distributions thereon to a date occurring after the Stated Maturity Date.

“Equity Interests” of any Person shall mean the shares of common stock and other voting capital stock or other voting ownership interests having ordinary voting power to vote in the election of the board of directors or other governing body performing similar functions (except directors’ qualifying shares) of such Person.

“ERCOT” shall mean the Electric Reliability Council of Texas or any other entity succeeding thereto.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that is a member of a group of (i) organizations described in Section 414(b) or (c) of the Code and (ii) solely for purposes of the Lien created under Section 412(n) of the Code, organizations described in Section 414(m) or (o) of the Code of which the Borrower or any Subsidiary is a member.

“ERISA Event” shall mean (i) any Reportable Event; (ii) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (iii) the receipt by the Borrower or any ERISA Affiliate from the PBGC of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (iv) the receipt by the Borrower or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; and (v) the occurrence of a nonexempt “prohibited transaction” as defined in Section 4975(c) of the Code or Section 406 of ERISA with respect to which the Borrower or any of its Subsidiaries is liable.

“EU Bail-In Legislation Schedule” shall mean the document described as such and published by the Loan Market Association (or any successor person) from time to time.

“Eurocurrency Liabilities” shall have the meaning given such term in Regulation D of the Board, as in effect from time to time.

“Eurodollar Borrowing” shall mean a Borrowing comprised of Eurodollar Loans.

“Eurodollar Loan” shall mean any Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

“Event of Default” shall have the meaning given such term in Article VI.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Credit Party or required to be withheld or deducted from a payment to a Credit Party, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (A) imposed as a result of such Credit Party being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (B) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (A) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment requested by the Borrower under Section 2.16) or (B) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.15, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such Credit Party’s failure to comply with Section 2.15(f) and (iv) any Taxes imposed under FATCA.

“Existing Notes” shall mean all senior secured notes and debentures outstanding on the date hereof and disclosed in the Borrower’s applicable periodic and/or current reports filed with the SEC and any refinancings, additional issuances, or replacements thereof.

“Existing Revolving Credit Agreement” shall mean that certain Revolving Credit Agreement dated as of November 17, 2017 by and among the Borrower, JPMorgan Chase Bank, N.A., as administrative agent and the lenders from time to time party thereto, as such agreement may be amended, restated, supplemented or otherwise modified from time to time (including any refinancing or replacement thereof).

“Extension Fee” shall have the meaning given such term in Section 2.22(a)(ii).

“Extension of Credit” shall mean the making of a Term Loan.

“Facility Extension Request” means a notice substantially in the form of Exhibit G attached hereto pursuant to which the Borrower requests an extension of the Stated Maturity Date in accordance with Section 2.22.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any intergovernmental agreement entered into thereto and any rules, guidance or legislation implementing any such intergovernmental agreement, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any current or future regulations or official interpretations of the foregoing.

“Federal Funds Effective Rate” shall have the meaning given such term in the definition of “Alternate Base Rate”.

“FERC” shall mean the Federal Energy Regulatory Commission or any successor.

“Financial Officer” of any corporation or limited liability company shall mean the chief financial officer, principal accounting officer, treasurer, associate or assistant treasurer, or any responsible officer designated by one of the foregoing Persons, of such corporation or limited liability company.

“Foreign Lender” shall mean a Lender that is not a U.S. Person.

“Fund” shall mean any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” shall mean generally accepted accounting principles, applied on a consistent basis.

“Governmental Authority” shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

“Hedging Agreements” shall mean (i) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement and (ii) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement.

“Holdings” shall mean Oncor Electric Delivery Holdings Company LLC.

“Indebtedness” of any Person shall mean (without duplication) all indebtedness of such Person (i) for borrowed money or evidenced by bonds, indentures, notes or other similar instruments, (ii) to pay the deferred purchase price of property or services (excluding trade payables in the ordinary course of business that are not more than 60 days overdue) that in accordance with GAAP would be included as a liability on the balance sheet of such Person, (iii) as lessee for the principal component of all leases that are recorded as capital leases, (iv) under reimbursement agreements or similar agreements with respect to the issuance of letters of credit (other than obligations in respect of letters of credit opened to provide for the payment of goods or services purchased in the ordinary course of business), (v) in respect of Indebtedness of others secured by a Lien on any asset of such Person (with the Indebtedness of such Person described in this clause (v) deemed to be equal to the lesser of (a) the aggregate unpaid amount of such Indebtedness and (b) the fair market value of the property encumbered thereby as determined by such Person in good faith), (vi) all net payment obligations of such Person in respect of interest rate swap agreements, currency swap agreements and other similar agreements designed to hedge against fluctuations in interest rates or foreign exchange rates and (vii) under direct or indirect guaranties in respect of, and to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, liabilities, obligations or indebtedness of others of the kinds referred to in clauses (i) through (vi) above (provided that this clause (vii) shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness)); provided, however, that for all purposes, the following shall be excluded from the definition of “Indebtedness”: (A) Qualified Transition Bonds (including interest rate swaps entered into by any Qualified Transition Bond Issuer of the Borrower in connection with Qualified Transition Bonds issued by such Qualified Transition Bond Issuer), (B) amounts payable from the Borrower to an Affiliate in connection with nuclear decommissioning costs, retail clawback or other regulatory transition issues and (C) any Indebtedness defeased by such Person or by any Subsidiary of such Person.

“Indemnified Taxes” shall mean (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Credit Document and (ii) to the extent not otherwise described in (i), Other Taxes.

“Indemnitee” shall have the meaning given such term in Section 8.05(c).

“Indentures” shall mean the indentures for the Existing Notes, any supplements, amendments or replacements of such indentures and all other indentures and other agreements governing notes, loans and/or other obligations secured pursuant to the Mortgage.

“Interest Payment Date” shall mean, with respect to any Loan, the last day of the Interest Period applicable thereto and, in the case of a Eurodollar Loan with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date for such Loan had successive Interest Periods of three months’ duration or 90 days’ duration, as the case may be, been applicable to such Loan and, in addition, the date of any prepayment of such Loan or Conversion of such Loan to a Loan of a different Type.

“Interest Period” shall mean (i) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 (or, if agreed to by all Lenders hereunder, 12) months (or, if agreed to by all Lenders hereunder, a period shorter than 1 month) thereafter, and (ii) as to any ABR Borrowing, the period commencing on the date of such Borrowing and ending on the earliest of (A) the next succeeding March 31, June 30, September 30 or December 31 and (B) the date such Borrowing is repaid or prepaid in accordance with Section 2.05 or Section 2.09; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

“Joint Lead Arrangers” shall mean Mizuho Bank (USA) and WFS.

“Lender Parent” shall mean, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a Subsidiary.

“Lenders” shall have the meaning given such term in the preamble hereto.

“LIBO Rate” shall mean the rate per annum equal to the London interbank offered rate as administered by ICE Benchmark Administration Limited (or any other Person that takes over the administration of such rate) as determined by the Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period by reference to the Bloomberg Screen LIBOR01 for deposits in dollars (or such other comparable page as may, in the opinion of the Agent, replace such page for the purpose of displaying such rates) for a period equal to such Interest Period. If such rate is not available at such time for any reason, then the “LIBO Rate” for such Interest Period shall be a rate per annum as may be agreed upon by the Borrower and the Agent to be a rate at which deposits in dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Borrowing being made, continued or converted by the Agent and with a term equivalent to such Interest Period would be offered by the Agent’s London branch to major banks in the applicable London interbank Eurodollar market at their request at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period. If the “LIBO Rate” (or the publishing thereof) is discontinued at any time, the Agent, the Lenders and the Borrower shall negotiate in good faith to amend this definition to provide for a reference rate to replace the LIBO Rate (subject to the approval of the Required Lenders); provided that until such alternative reference rate is agreed, the Agent may, in its reasonable discretion and upon consultation in good faith with the Borrower, use an alternative method to select a rate as a temporary replacement for the LIBO Rate that can be selected by the Borrower or in lieu of the LIBO Rate to apply to Loans for any Interest Period selected by the Borrower, which rate shall be calculated by the Agent to adequately and fairly reflect the cost to the Lenders of funding Loans hereunder (provided that such rate shall not be higher than the last published LIBO Rate for the applicable Interest Period). Notwithstanding the forgoing, in no event shall the LIBO Rate be less than 0.00%.

“Lien” shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, any Person shall be deemed to own subject to a Lien any asset which it has acquired or holds (other than pursuant to an ordinary course consignment) subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Loan” shall mean a Term Loan.

“Material Adverse Change” shall mean any circumstances or conditions affecting the business, assets, operations, properties or financial condition of the Borrower and its Subsidiaries, taken as a whole, that would, individually or in the aggregate, materially adversely affect (a) the ability of the Borrower to perform its obligations under this Agreement or any of the other Credit Documents or (b) the rights and remedies of the Credit Parties under this Agreement or any of the other Credit Documents.

“Maturity Date” shall mean the earlier of: (a) the Stated Maturity Date; or (b) the date upon which the Agent declares the Obligations, or the Obligations become, due and payable pursuant to Article VI after the occurrence of an Event of Default.

“Maximum Rate” shall have the meaning given such term in Section 8.14(a).

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgage” shall mean the Deed of Trust, Security Agreement and Fixture Filing, dated as of May 15, 2008 (as amended, modified and supplemented from time to time), by the Borrower as grantor, to and for the benefit of the collateral agent named therein.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which any of the Borrower, any Subsidiary or any ERISA Affiliate is making, or accruing an obligation to make, contributions or with respect to which the Borrower, any Subsidiary or any ERISA Affiliate could incur liability under Title IV of ERISA.

“Net Tangible Assets” shall mean the amount shown as total assets on the Borrower’s unconsolidated balance sheet, less (i) intangible assets including, but without limitation, such items as goodwill, trademarks, trade names, patents, unamortized debt discount and expense and other regulatory assets carried as an asset on the Borrower’s unconsolidated balance sheet, and (ii) appropriate adjustments, if any, on account of minority interests. Net Tangible Assets shall be determined in accordance with GAAP and practices applicable to the type of business in which the Borrower is engaged.

“Non-Consenting Lender” shall mean any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders in accordance with the terms of Section 8.08 and (ii) has been approved by the Required Lenders.

“Non-Dilutive Subsidiary” of any Person and with respect to any Subsidiary of such Person (the “original Subsidiary”) shall mean any other Subsidiary of such Person if the percentage of the Equity Interests held by such Person in such other Subsidiary is at least as great as the percentage of the Equity Interests held by such Person in such original Subsidiary.

“Obligations” shall mean all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower and any of its Subsidiaries arising under any Credit Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower or such Subsidiary of any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Borrower under the Credit Documents (and any of its Subsidiaries to the extent they have obligations under the Credit Documents) include the obligation to pay principal, interest, charges, expenses, fees, attorney costs, indemnities and other amounts payable by the Borrower under any Credit Document.

“One-Month LIBO Rate” shall have the meaning given such term in the definition of “Alternate Base Rate”.

“Other Connection Taxes” shall mean, with respect to any Credit Party, Taxes imposed as a result of a present or former connection between such Credit Party and the jurisdiction imposing such Tax (other than connections arising from such Credit Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.16).

“Participant” shall have the meaning given such term in Section 8.04(d).

“Participant Register” shall have the meaning given such term in Section 8.04(d).

“Participating Receivables Grantor” shall mean the Borrower or any Subsidiary that is or that becomes a participant or originator in a Permitted Receivables Financing.

“Patriot Act” shall have the meaning given such term in Section 8.20.

“PBGC” shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Percentage” shall mean, for any Lender on any date of determination, the percentage obtained by dividing such Lender’s Commitment on such date by the Total Commitment on such date.

“Permitted Encumbrances” shall mean, as to any Person at any date, any of the following:

(i)    (A) Liens for taxes, assessments or governmental charges not then delinquent and Liens for workers’ compensation awards and similar obligations not then delinquent and undetermined Liens or charges incidental to construction, Liens for taxes, assessments or governmental charges then delinquent but the validity of which is being contested at the time by such Person in good faith against which an adequate reserve has been established, with respect to which levy and execution thereon have been stayed and continue to be stayed and that do not impair the use of the property or the operation of such Person’s business, (B) Liens incurred or created in connection with or to secure the performance of bids, tenders, contracts (other than for the payment of money), leases, statutory obligations, surety bonds or appeal bonds, and mechanics’ or materialmen’s Liens, assessments or similar encumbrances, the existence of which does not impair the use of the property subject thereto for the purposes for which it was acquired, and other Liens of like nature incurred or created in the ordinary course of business;

(ii)    Liens securing indebtedness, neither assumed nor guaranteed by such Person nor on which it customarily pays interest, existing upon real estate or rights in or relating to real estate acquired by such Person for any substation, transmission line, transportation line, distribution line, right of way or similar purpose;

(iii)    rights reserved to or vested in any municipality or public authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of law, to terminate such right, power, franchise, grant, license or permit or to purchase or recapture or to designate a purchaser of any of the property of such Person;

(iv)    rights reserved to or vested in others to take or receive any part of the power, gas, oil, coal, lignite or other minerals or timber generated, developed, manufactured or produced by, or grown on, or acquired with, any property of such Person and Liens upon the production from property of power, gas, oil, coal, lignite or other minerals or timber, and the by-products and proceeds thereof, to secure the obligations to pay all or a part of the expenses of exploration, drilling, mining or development of such property only out of such production or proceeds;

(v)    easements, licenses, restrictions, exceptions or reservations in any property and/or rights of way of such Person for the purpose of roads, pipe lines, substations, transmission lines, transportation lines, distribution lines, removal of oil, gas, lignite, coal or other minerals or timber, and other like purposes, or for the joint or common use of real property, rights of way, facilities and/or equipment, and defects, irregularities and deficiencies in titles of any property and/or rights of way, which do not materially impair the use of such property and/or rights of way for the purposes for which such property and/or rights of way are held by such Person;

(vi)    rights reserved to or vested in any municipality or public authority to use, control or regulate any property of such Person;

(vii)    any obligations or duties, affecting the property of such Person, to any municipality or public authority with respect to any franchise, grant, license or permit;

(viii)    as of any particular time any controls, Liens, restrictions, regulations, easements, exceptions or reservations of any municipality or public authority applying particularly to space satellites or nuclear fuel;

(ix)    any judgment Lien against such Person securing a judgment for an amount not exceeding 25% of Consolidated Shareholders’ Equity of such Person, so long as the finality of such judgment is being contested by appropriate proceedings conducted in good faith and execution thereon is stayed;

(x)    any Lien arising by reason of deposits with or giving of any form of security to any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, for any purpose at any time as required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or license, or to enable such Person to maintain self-insurance or to participate in any fund for liability on any insurance risks or in connection with workers’ compensation, unemployment insurance, old age pensions or other social security or to share in the privileges or benefits required for companies participating in such arrangements;

(xi)    any landlords’ Lien on fixtures or movable property located on premises leased by such Person in the ordinary course of business so long as the rent secured thereby is not in default; or

(xii)    any Lien of the agent under the Existing Revolving Credit Agreement on the Cash Collateral Account (as defined in the Existing Revolving Credit Agreement).

“Permitted Holders” shall mean any of (i) Sempra Energy or any of its Affiliates, (ii) Texas Transmission or any of its Affiliates or (iii) any member of, or other investor in, Texas Transmission or any of its Affiliates, or any investment fund or vehicle managed, sponsored or advised by any such member or investor, and any Affiliate of or successor to any such investment fund or vehicle. In addition, any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) whose status as a “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) constitutes or results in a Change in Control as a result of a Permitted Transaction, together with its Affiliates, shall thereafter constitute Permitted Holders.

“Permitted Receivables Financing” shall mean any of one or more receivables financing programs as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the obligations of which are limited recourse (except for representations, warranties, covenants and indemnities made in connection with such facilities) to the Borrower and its Subsidiaries (other than a Receivables Entity) providing for the sale, conveyance, or contribution to capital of Receivables Facility Assets by Participating Receivables Grantors in transactions purporting to be sales of Receivables Facility Assets to either (i) a Person that is not a Subsidiary or (ii) a Receivables Entity that in turn funds such purchase by the direct or indirect sale, transfer, conveyance, pledge, or grant of participation or other interest in such Receivables Facility Assets to a Person that is not a Subsidiary.

“Permitted Sale Leaseback” shall mean any Sale Leaseback existing on the Closing Date or consummated by the Borrower or any Subsidiary after the Closing Date; provided that any such Sale Leaseback consummated after the Closing Date not between the Borrower and one of its Subsidiaries is consummated for fair value as determined at the time of consummation in good faith by (i) the Borrower or such Subsidiary and (ii) in the case of any Sale Leaseback (or series of related Sales Leasebacks) the aggregate proceeds of which exceed $100,000,000, the board of directors of the Borrower or such Subsidiary (which such determination may take into account any retained interest or other investment of the Borrower or such Subsidiary in connection with, and any other material economic terms of, such Sale Leaseback).

“Permitted Transaction” shall mean a transaction (i) for which all required approvals from each applicable Governmental Authority have been duly obtained, (ii) after which the Borrower will remain subject to “ring-fencing” measures substantially the same as the ring-fencing measures in effect on the Closing Date, unless such ring-fencing measures are (x) no longer required by the PUCT or (y) are modified by the PUCT, provided that, in the case of clause (y), the Borrower will maintain “ring-fencing” measures as required by the PUCT, (iii) that does not result in the Borrower’s Debt Rating issued by S&P being lower than BBB- (stable) or the Borrower’s Debt Rating issued by Moody’s being lower than Baa3 (stable), and (iv) at the time of and after giving effect to which, no Default shall have occurred and be continuing.

“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership or government, or any agency or political subdivision thereof.

“Plan” shall mean any employee pension benefit plan described under Section 3(2) of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA that is maintained by the Borrower or any ERISA Affiliate.

“Platform” shall have the meaning given such term in Section 8.17(d).

“Prepayment Notice” shall mean a notice given pursuant to Section 2.09(a) in substantially the form of Exhibit D.

“Prime Rate” shall have the meaning given such term in the definition of “Alternate Base Rate”.

“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“PUCT” shall mean the Public Utility Commission of Texas or any successor.

“Qualified Transition Bond Issuer” shall mean, with respect to the Borrower, (i) Oncor Electric Delivery Transition Bond Company LLC, (ii) the Borrower, (iii) a Subsidiary of the Borrower formed and operating solely for the purpose of (A) purchasing and owning transition property created under a “financing order” (as such term is defined in the Texas Utilities Code) issued by the PUCT, (B) issuing such securities pursuant to such order, (C) pledging its interests in such transition property to secure such securities and (D) engaging in activities ancillary to those described in (A), (B) and (C) or (iv) any directly or indirectly held Subsidiary of the Borrower formed and operating for purposes that include owning Oncor Electric Delivery Transition Bond Company LLC.

“Qualified Transition Bonds” of the Borrower shall mean securities, however denominated, that are (i) issued by a Qualified Transition Bond Issuer, (ii) secured by or otherwise payable from transition charges authorized pursuant to the financing order referred to in clause (iii) (A) of the definition of “Qualified Transition Bond Issuer”, and (iii) non-recourse to the Borrower or any of its Consolidated Subsidiaries (other than the issuer of such securities).

“Receivables Entity” shall mean any Person formed solely for the purpose of (i) facilitating or entering into one or more Permitted Receivables Financings, and (ii) in each case, engaging in activities reasonably related or incidental thereto.

“Receivables Facility Assets” shall mean presently existing and hereafter arising or originated Accounts, Payment Intangibles and Chattel Paper (as each such term is defined in the Uniform Commercial Code in effect in the State of New York from time to time) owed or payable to any Participating Receivables Grantor, and to the extent related to or supporting any Accounts, Chattel Paper or Payment Intangibles, or constituting a receivable, all General Intangibles and other forms of obligations and receivables owed or payable to any Participating Receivables Grantor, including the right to payment of any interest, finance charges, late payment fees or other charges with respect thereto (the foregoing, collectively, being “receivables”), all of such Participating Receivables Grantor’s rights as an unpaid vendor (including rights in any goods the sale of which gave rise to any receivables), all security interests or liens and property subject to such security interests or liens from time to time purporting to secure payment of any receivables or other items described in this definition, all guarantees, letters of credit, security agreements, insurance and other agreements or arrangements from time to time supporting or securing payment of any receivables or other items described in this definition, all customer deposits with respect thereto, all rights under any contracts giving rise to or evidencing any receivables or other items described in this definition, and all documents, books, records and information (including computer programs, tapes, disks, data processing software and related property and rights) relating to any receivables or other items described in this definition or to any obligor with respect thereto, and all proceeds of the foregoing.

“Register” shall have the meaning given such term in Section 8.04(c).

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the directors, officers, employees, agents, trustees and advisors of such Person and any Person that possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.

“Reportable Event” shall mean any reportable event as defined in Sections 4043(c)(1)-(8) of ERISA or the regulations issued thereunder (other than a reportable event for which the 30 day notice requirement has been waived) with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414).

“Required Lenders” shall mean, at any time, Lenders holding outstanding Loans representing in excess of 50% of the principal amount of all Loans outstanding at such time; provided, however, that the principal amount of Loans held by any Defaulting Lender shall be disregarded in determining Required Lenders.

“S&P” shall mean Standard & Poor’s Ratings Services (a division of The McGraw-Hill Companies, Inc.).

“Sale Leaseback” shall mean any transaction or series of related transactions pursuant to which the Borrower or one of its Subsidiaries (i) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (ii) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed.

“Sanctions” shall mean all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State.

“SEC” shall mean the Securities and Exchange Commission.

“Senior Debt” of any Person shall mean (without duplication) (i) all Indebtedness of such Person described in clauses (i) through (iii) of the definition of “Indebtedness,” (ii) all Indebtedness of such Person described in clause (iv) of the definition of “Indebtedness” in respect of unreimbursed drawings under letters of credit described in such clause (iv), and (iii) all direct or indirect guaranties of such Person in respect of, and to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, liabilities, obligations or indebtedness of others of the kinds referred to in clauses (i) and (ii) above; provided, however, that in calculating “Senior Debt” of the Borrower, (x) any amount of Equity-Credit Preferred Securities not included in the definition of “Consolidated Shareholders Equity” shall be included and (y) all Subordinated Obligations shall be excluded.

“Significant Disposition” shall mean a sale, lease, disposition or other transfer by a Person, or any Subsidiary of such Person, during the period from the Closing Date until the Maturity Date, of assets constituting, either individually or in the aggregate with all other assets sold, leased, disposed or otherwise transferred by such Person and its Consolidated Subsidiaries during such period, 30% or more of the assets of such Person and its Consolidated Subsidiaries taken as a whole, as reported on the most recent consolidated balance sheet of such Person prior to the date of such sale, lease, disposition or other transfer, excluding (i) any such sale, lease, disposition or other transfer to a Non-Dilutive Subsidiary of such Person, (ii) dispositions of accounts receivable in connection with the collection or compromise thereof, (iii) any dispositions of Receivables Facility Assets in connection with any Permitted Receivables Financing, and (iv) (A) any disposition of any assets required by any Governmental Authority or (B) other dispositions pursuant to Permitted Sale Leaseback transactions so long as the aggregate consideration for all dispositions consummated pursuant to this clause (iv) after the Closing Date does not exceed $500,000,000.

“Significant Subsidiary” shall mean, at any time, any Subsidiary of the Borrower that as of such time has total assets in excess of 10% of the total assets of the Borrower and its Consolidated Subsidiaries.

“Solvent” shall mean, with respect to any Person as of a particular date, that on such date such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed as the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Stated Maturity Date” shall mean December 9, 2019, as it may be extended pursuant to Section 2.22.

“Subordinated Obligations” shall mean obligations of any Person that are subordinate in right of payment and enforcement to the prior payment of the Obligations arising under the Credit Documents on the terms set forth in Schedule 5.12 or such other terms as are acceptable to the Required Lenders.

“Subsidiary” shall mean, with respect to any Person (the “parent”), any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such parent; provided, however, that Qualified Transition Bond Issuers and Subsidiaries of Qualified Transition Bond Issuers shall not be deemed to be Subsidiaries of the Borrower.

“Substantial” shall mean an amount in excess of 10% of the consolidated assets of the Borrower and its Consolidated Subsidiaries taken as a whole.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan Note” shall mean each promissory note made by the Borrower in favor of a Lender (and its registered assigns) evidencing the Term Loan made by such Lender, substantially in the form attached as Exhibit C, and any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

“Term Loans” shall mean each term loan made, or to be made, to the Borrower by the Lenders pursuant to Section 2.01.

“Texas Transmission” shall mean Texas Transmission Investment LLC.

“Total Commitment” shall mean, at any time, the aggregate amount of Commitments of all the Lenders, as in effect at such time. The amount of the Total Commitment on the Closing Date is $350,000,000.

“Type”, when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, “Rate” shall include the LIBO Rate and the Alternate Base Rate.

“U.S. Person” shall mean any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” shall have the meaning given such term in Section 2.15(f)(ii)(B)(3).

“Voting Shares” shall mean, as to shares or other Equity Interests of a particular corporation or other type of Person, outstanding shares of stock or other Equity Interests of any class of such corporation or other Person entitled to vote in the election of directors or other comparable managers of such Person, excluding shares or other interests entitled so to vote only upon the happening of some contingency.

“WFS” shall mean Wells Fargo Securities, LLC.

“Wholly Owned Subsidiary” of any Person shall mean any Consolidated Subsidiary of such Person all the shares of common stock and other Voting Shares (except directors’ qualifying shares) of which are at the time directly or indirectly owned by such Person.

“Withdrawal Liability” shall mean liability of the Borrower established under Section 4201 of ERISA as a result of a complete or partial withdrawal from a Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” shall mean the Borrower and the Agent.

“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02    Terms Generally.

The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (d) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with any covenant set forth in Article V, such terms shall be construed in accordance with GAAP as in effect on the date hereof applied on a basis consistent with the application used in preparing the Borrower’s audited financial statements referred to in Section 3.05. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Credit

Document, and either the Borrower or the Required Lenders shall so request, the Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

ARTICLE II

THE CREDITS

Section 2.01    Term Loans. Subject to the terms and conditions of this Agreement and the other Credit Documents, and in reliance upon the representations and warranties set forth in this Agreement and the other Credit Documents, each Lender severally agrees to make a Term Loan to the Borrower on the Closing Date in a principal amount equal to such Lender’s Commitment.

Section 2.02    [Reserved.]

Section 2.03    Borrowing and Conversion Procedures.

(a)    Borrowing Procedure. In order to request a Borrowing (other than a Conversion) on the Closing Date, the Borrower shall hand deliver or send via facsimile (which facsimile may be delivered via the recipient’s electronic mail system) to the Agent a duly completed Borrowing Request (i) in the case of a Eurodollar Borrowing, not later than 12:00 p.m., New York City time, on the Business Day of the proposed Borrowing, and (ii) in the case of an ABR Borrowing, not later than 1:00 p.m., New York City time, on the Business Day of the proposed Borrowing. Such notice shall be irrevocable and shall in each case specify (A) whether the Borrowing then being requested is to be a Eurodollar Borrowing or an ABR Borrowing, (B) the date of such Borrowing (which shall be a Business Day) and the amount thereof and (C) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto.

(b)    Voluntary Conversion Procedure. The Borrower may on any Business Day, upon delivery of a duly completed Conversion Notice given to the Agent not later than 12:00 p.m., New York City time, three Business Days prior to the date of any proposed Conversion into or resulting in Eurodollar Loans, and not later than 1:00 p.m., New York City time, on the Business Day of any proposed Conversion into or resulting in ABR Loans, Convert all Term Loans of one Type made in connection with the same Borrowing into Term Loans of another Type (or combination of Types) or Term Loans of the same Type having the same or a new Interest Period; provided, however, that any Conversion of, or with respect to, any Eurodollar Loans shall be made on, and only on, the last day of an Interest Period for such Eurodollar Loans, unless the Borrower shall also reimburse the Lenders in respect thereof pursuant to Section 8.05(b) on the date of such Conversion. Each such Conversion Notice shall be irrevocable and shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Term Loans to be Converted, and (iii) if such Conversion is into, or with respect to, Eurodollar Loans, the duration of the Interest Period for each such resulting Eurodollar Loan.

(c)    Mandatory Conversion, Etc. If under any Conversion Notice delivered under subsection (b) above, the Borrower shall fail to select the Type of any Term Loan, or if any proposed Conversion of a Borrowing that is to comprise Eurodollar Loans upon such Borrowing or Conversion shall not occur as a result of the circumstances described in subsection (d) below, then (unless, in the case of any Conversion, the applicable Borrowing is repaid at the end of the then effective Interest Period) the Agent will forthwith so notify the Borrower and the Lenders, and such Loans will automatically, on the last day of the then existing Interest Period thereof, be made as, or Convert into, as the case may be, a Eurodollar Loan with an Interest Period of one month. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such Borrowing Request or Conversion Notice, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration (subject to the limitations set forth in the definition of “Interest Period”).

(d)    General Provisions. Notwithstanding any other provision of this Agreement to the contrary, the Borrower may not elect an Interest Period in excess of one month for any Eurodollar Borrowing at any time an Event of Default has occurred and is continuing. The Agent shall promptly advise the Lenders of any notice given pursuant to this Section and of each Lender’s portion of the requested Borrowing.

Section 2.04    [Reserved].

Section 2.05    Repayment of Loans; Evidence of Indebtedness.

(a)    The outstanding principal balance of the Term Loan made by any Lender shall be due and payable on the Maturity Date.

(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness to such Lender resulting from each Extension of Credit made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c)    The Agent shall maintain accounts in which it will record (i) the amount of each Extension of Credit made hereunder, the Type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder from the Borrower and each Lender’s share thereof.

(d)    The entries made in the accounts maintained pursuant to subsections (b) and (c) above shall, to the extent permitted by Applicable Law, be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

Section 2.06    Interest on Loans.

(a)    The Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin from time to time in effect for Eurodollar Borrowings.

(b)    The Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of (i) 365 or 366 days, as the case may be, for periods during which the Alternate Base Rate is determined by reference to the Prime Rate and (ii) 360 days for other periods) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin from time to time in effect for ABR Borrowings.

(c)    Interest on each Loan shall be payable on each Interest Payment Date applicable to such Loan except as otherwise provided in this Agreement.

Section 2.07    Alternate Rate of Interest.

Other than in connection with the discontinuance (or publishing thereof) of the LIBO Rate (which circumstance is addressed in the definition of LIBO Rate), in the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Agent shall have determined (i) that dollar deposits in the principal amounts of the Eurodollar Loans comprising such Borrowing are not generally available in the London interbank market or (ii) that reasonable means do not exist for ascertaining the LIBO Rate, the Agent shall, as soon as practicable thereafter, give facsimile notice of such determination to the Borrower and the Lenders. In the event of any such determination under clause (i) or (ii) above, until the Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist or the Agent and the Borrower have otherwise agreed on a replacement rate as contemplated in the definition of “LIBO Rate”, any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.03 shall be deemed to be a request for an ABR Borrowing. In the event the Required Lenders notify the Agent that the rates at which dollar deposits are being offered will not adequately and fairly reflect the cost to such Lenders of making or maintaining Eurodollar Loans during such Interest Period, the Agent shall notify the Borrower of such notice and until the Required Lenders shall have advised the Agent that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing shall be deemed a request for an ABR Borrowing. Each determination by the Agent hereunder shall be made in good faith and shall be conclusive absent manifest error; provided that the Agent, shall, upon request, promptly provide to the Borrower a certificate setting forth in reasonable detail the basis for such determination.

Section 2.08    [Reserved].

Section 2.09    Prepayment.

(a)    Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon giving a Prepayment Notice via e-mail or facsimile (or telephone notice promptly confirmed by e-mail or facsimile) to the Agent: (i) before 12:00 p.m., New York City time, three Business Days prior to prepayment, in the case of Eurodollar Loans, and (ii) before 1:00 p.m., New York City time, on the Business

Day of prepayment, in the case of ABR Loans; provided, however, that each partial prepayment shall be in an amount which is an integral multiple of $1,000,000 and not less than $5,000,000. Each Prepayment Notice shall be irrevocable, provided that any Prepayment Notice delivered in connection with any refinancing of the Loans with the proceeds of such refinancing or of any incurrence of Indebtedness or the occurrence of some other identifiable event or condition may be contingent upon the consummation of such refinancing or incurrence or occurrence of such other identifiable event or condition and may be revoked by the Borrower in the event such contingency is not met.

(b)    [Reserved].

(c)    No re-borrowings. Amounts prepaid under the Term Loans pursuant to this Section may not be re-borrowed.

(d)    Application of Prepayments. All prepayments shall be applied to the outstanding Term Loans on a pro rata basis in accordance with the amount of Term Loans held by each Lender. Amounts to be applied pursuant to this Section 2.09 to the prepayment of Term Loans shall be applied, first, to reduce outstanding ABR Loans and, second, to reduce outstanding Eurodollar Loans, unless otherwise directed by the Borrower. Each prepayment shall be accompanied by any amount required to be paid pursuant to Section 8.05. Notwithstanding anything herein to the contrary, if any prepayment of a Eurodollar Loan is required to be made under this Section 2.09 prior to the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit with the Agent the amount of any such prepayment otherwise required to be made hereunder until the last day of such Interest Period, at which time the Agent shall be authorized (without any further action by or notice to or from the Borrower) to apply such amount to the prepayment of such Loans in accordance with this Section 2.09.

Section 2.10    Increased Costs.

(a)    Increased Costs Generally. If any Change in Law shall:

(A)    impose, modify or deem applicable any reserve, special deposit, compulsory loan requirement, insurance charge or other assessment against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (including, without limitation, any reserve requirement under regulations of the Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities);

(B)    subject any Credit Party to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(C)    impose on any Lender, or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Credit Party of making, Converting or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender or to reduce the amount of any sum received or receivable by such Lender or such other Credit Party hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such other Credit Party, the Borrower will pay to such Lender or such other Credit Party, as the case may be, such additional amount or amounts as will compensate such Lender or such other Credit Party, as the case may be, for such additional costs incurred or reduction suffered.

(b)    Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s, holding company, if any, as a consequence of this Agreement, the Loans made by, such Lender, to a level below that which such Lender, or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s, holding company for any such reduction suffered.

(c)    Certificates for Reimbursement. A certificate of a Lender, setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)    Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than 90 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof).

Section 2.11    Change in Legality.

(a)    Notwithstanding any other provision herein, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Agent, such Lender may:

(i)    declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon any request for a Eurodollar Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn (any Lender delivering such a declaration hereby agreeing to withdraw such declaration promptly upon determining that such event of illegality no longer exists); and

(ii)    require that all outstanding Eurodollar Loans made by it be Converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically Converted to ABR Loans as of the effective date of such notice as provided in subsection (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the Converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the Conversion of, such Eurodollar Loans.

(b)    For purposes of this Section, a notice by any Lender shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt.

Section 2.12    Pro Rata Treatment.

Except as required under Sections 2.10 and 2.15, each Extension of Credit, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans and each Conversion of any Borrowing of Term Loans, shall be allocated pro rata among the Lenders in accordance with their respective Percentages (or, if such Lender’s Commitment shall have expired or been terminated, in accordance with the respective principal amounts of their Term Loans). Each Lender agrees that in computing such Lender’s portion of any Extension of Credit to be made hereunder, the Agent may, in its discretion, round each Lender’s percentage of such Extension of Credit to the next higher or lower whole dollar amount.

Section 2.13    Sharing of Setoffs.

(a)    Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loans as a result of which the unpaid principal portion of its Loans shall be reduced so as to be proportionately less than the unpaid principal portion of the Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans of such other Lender, so that the aggregate unpaid principal amount of the Loans and participations in the Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Loans outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in the Term Loan deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made an Extension of Credit in the amount of such participation.

(b)    If any Lender shall fail to make any payment required to be made by it pursuant to subsection (f) of Article VII, then the Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Agent for the account of such Lender for the benefit of the Agent to satisfy such Lender’s obligations to it under such provision of this Agreement until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such provision, in the case of each of clauses (i) and (ii) above, in any order as determined by the Agent in its discretion.

Section 2.14    Payments.

(a)    The Borrower shall make each payment hereunder from an account in the United States not later than 1:00 p.m., New York City time, on the date when due in dollars to the Agent at its offices at Mizuho Bank, Ltd. Attention: Joyce Raynor, 1800 Plaza Ten, Jersey City, NJ 07311 (Telephone No. (201) 626-9330, Electronic Mail: LAU_Agent@mizuhocbus.com), in immediately available funds. Each such payment shall be made without off-set, deduction or counterclaim; provided that the foregoing shall not constitute a relinquishment or waiver of the Borrower’s rights to any independent claim that the Borrower may have against the Agent or any Lender.

(b)    Whenever any payment hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, if applicable.

(c)    If the Borrower shall default (after giving effect to any applicable grace period under paragraph (c) of Article VI) in the payment of any amount becoming due hereunder (other than the principal amount of any Loan), whether by scheduled maturity, notice of prepayment, acceleration or otherwise, the Borrower shall on demand from time to time from the Agent pay interest, to the fullest extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum equal to rate of interest applicable to ABR Loans plus 2.00%.

Section 2.15    Taxes.

(a)    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Credit Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Credit Party receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)    Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.

(c)    Indemnification by the Borrower. The Borrower shall indemnify each Credit Party, within 30 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Credit Party or required to be withheld or deducted from a payment to such Credit Party and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by such Credit Party (with a copy to the Agent, unless the Agent is such Credit Party), or by the Agent on its own behalf or on behalf of any other Credit Party, shall be conclusive absent manifest error. Notwithstanding anything herein to the contrary, the Borrower shall not be required to indemnify a Credit Party for any accrued Indemnified Taxes under this Section 2.15(c) unless such Credit Party notifies the Borrower of such indemnification claim no later than 180 days after the earlier of (i) the date on which the Credit Party receives from the relevant Governmental Authority written notice of the imposition of such Indemnified Taxes, and (ii) the date on which such Credit Party has made payment of such Indemnified Taxes; provided that the foregoing shall not limit the Borrower’s obligation to indemnify such Credit Party for such Indemnified Taxes accrued after such earlier date if such Credit Party has given timely notice thereof to the Borrower under this Section 2.15(c); and provided further, that if the Indemnified Taxes imposed or asserted giving rise to such claims are retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(d)    Indemnification by the Lenders. Each Lender shall severally indemnify the Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 8.04(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this subsection (d).

(e)    Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.15, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(f)    Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)    Without limiting the generality of the foregoing,

(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:

(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed originals of IRS Form W-8BEN or IRS Form W-8-BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN or

IRS Form W-8-BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)    executed originals of IRS Form W-8ECI;

(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8-BEN-E, as applicable; or

(4)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, or IRS Form W-8-BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;

(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and

(D)    if a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)    Agent and any successor or supplemental Agent shall deliver to Borrower on or prior to the date such person becomes an Agent under this Agreement two executed copies of (i) if such Agent is a U.S. Person, an IRS Form W-9 certifying that such Agent is exempt from U.S. federal backup withholding tax or (ii) if such Agent is not a U.S. Person, (A) with respect to amounts received on its own account, an applicable IRS Form W-8ECI and (B) with respect to amounts received on account of any Lender, an executed IRS Form W-8IMY certifying that it is either (i) a “qualified intermediary” within the meaning of U.S. Treasury Regulation Section 1.1441-1(e)(5) and that it assumes primary withholding responsibility under Chapters 3 and 4 of the Code or (ii) a “U.S. branch” within the meaning of U.S. Treasury Regulation Section 1.1441-1(b)(2)(iv) and that it is using such form as evidence of its agreement with the Borrowers to be treated as a U.S. Person as set forth in U.S. Treasury Regulation Section 1.1441-1(b)(2)(iv), in each case for the purpose of permitting Borrower to make payments to such Agent without deduction or withholding of any Taxes imposed by the United States

Each Lender and the Agent agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so.

(g)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.15 (including by the payment of additional amounts pursuant to this Section 2.15), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)    Survival. Each party’s obligations under this Section 2.15 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

Section 2.16    Mitigation Obligations; Replacement of Lenders.

(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 2.10, delivers a notice pursuant to Section 2.11 or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.10 or 2.15 or eliminate the illegality under Section 2.11, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)    Replacement of Lenders. If any Lender requests compensation under Section 2.10, delivers a notice pursuant to Section 2.11 or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with subsection (a) above, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 8.04), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.10 or Section 2.15) and obligations under this Agreement and the related Credit Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(A)    the Borrower shall have paid to the Agent the assignment fee (if any) specified in Section 8.04(b)(iv);

(B)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents (including any amounts under Section 8.05(b)) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(C)    in the case of any such assignment resulting from a claim for compensation under Section 2.10, illegality pursuant to Section 2.11 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments or, in the case of Section 2.11, eliminate the illegality thereafter;

(D)    such assignment does not violate Applicable Law; and

(E)    in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 2.17    [Reserved].

Section 2.18    [Reserved].

Section 2.19    [Reserved].

Section 2.20    [Reserved].

Section 2.21    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)    [Reserved];

(b)    The Loans of such Defaulting Lender shall not be included in determining whether (i) the Required Lenders have taken or may take any action under this Agreement or (ii) all Lenders affected thereby have taken or may take any action under this Agreement, except to the extent Section 8.08 expressly requires the consent of such Defaulting Lender to an amendment, waiver or other modification.

(c)    [Reserved]

(d)    [Reserved].

(e)    [Reserved].

(f)    Any payment of principal, interest, fees or other amounts received by the Agent for the account of a Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VI or otherwise) or received by the Agent from a Defaulting Lender pursuant to Section 2.13 shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; third, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fourth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.21(f) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

Section 2.22    Extension of Stated Maturity Date.

(a)    The Stated Maturity Date may be extended, once, to a Business Day that is not later than June 9, 2020, upon satisfaction of the following conditions:

(i)    the Borrower shall have delivered a Facility Extension Request to the Agent at least fourteen (14) days, but no more than sixty (60) days, prior to the Stated Maturity Date then in effect;

(ii)    the Borrower shall have paid to the Agent for the ratable benefit of the Lenders of a facility extension fee equal to 1 basis point (0.01%) on the aggregate amount of the principal outstanding principal balance of the Loans at the time of extension (the “Extension Fee”); and

(iii)    the Borrower shall have paid all fees and expenses to the Agent and the Lenders to the extent then due and payable pursuant to Section 8.05(a), with respect to which the Borrower shall have received a written invoice therefor within three days prior to the date proposed in such Facility Extension Request to be the new Stated Maturity Date.

(iv)    no Event of Default or Default shall have occurred and be continuing on the date on which the Facility Extension Request is delivered to the Agent or, if later, the date on which the conditions set forth in clauses (ii) and (iii) above were satisfied; and

(v)    the representations and warranties contained in Article III or in any other Credit Document shall be true and correct in all material respects on and as of the date on which the Facility Extension Request is delivered to the Agent or, if later, the date on which the conditions set forth in clauses (ii) and (iii) above were satisfied;

(A)    except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and

(B)    except that for purposes of this Section 2.22, the representations and warranties contained in Section 3.05 shall be deemed to refer to the most recent financial statements furnished pursuant to clauses (a) and (b), respectively, of Section 5.03; and

(vi)    as of the date the Facility Extension Request is delivered to the Agent or, if later, the date on which the conditions set forth in clauses (ii) and (iii) above were satisfied, either (i) the representations and warranties contained in the most recently-delivered Beneficial Ownership Certificate of the Borrower are true and correct in all respects or (ii) for which updates to such information are required, the Borrower has delivered a new Beneficial Ownership Certificate.

(b)    The extension of the Stated Maturity Date shall be evidenced by delivery of written confirmation of the same by the Agent to the Borrower and the Lenders immediately upon satisfaction of all conditions set forth in clause (a) above.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to Agent and each Lender as follows:

Section 3.01    Organization; Powers.

The Borrower (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (iii) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Change, and (iv) has the limited liability company power and authority to execute, deliver and perform its obligations under the Credit Documents and to request and receive Extensions of Credit hereunder.

Section 3.02    Authorization.

The execution, delivery and performance by the Borrower of each Credit Document and the Extensions of Credit hereunder (i) have been duly authorized by all requisite limited liability company action and (ii) will not (A) violate (x) any provision of any material Applicable Law or of the certificate of formation or other constitutive documents (including the limited liability company agreement) of the Borrower or any of its Subsidiaries to which the Borrower or any of its Subsidiaries, as the case may be, is subject, or (y) any provision of any indenture, agreement or other instrument to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property is or may be bound, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (C) result in the creation or imposition of any Lien upon any property or assets of the Borrower or any of its Subsidiaries, other than in the case of clauses (ii)(A)(y), (ii)(B) and (ii)(C), any such violation, breach, default or Lien that could not reasonably be expected to have a Material Adverse Change.

Section 3.03    Enforceability.

Each Credit Document dated as of the date hereof has been, and each other Credit Document, when delivered, will have been duly executed and delivered by the Borrower. Each

Credit Document constitutes a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms except to the extent that enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).

Section 3.04    Governmental Approvals.

No action, consent or approval of, registration or filing with, or other action by, any Governmental Authority is or will be required in connection with the execution or delivery by the Borrower or the enforceability of this Agreement or any other Credit Document.

Section 3.05    Financial Statements.

(a)    (i) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 2017 and the related consolidated statements of income, retained earnings and cash flows for the fiscal year then ended, reported on by Deloitte & Touche LLP and set forth in the Borrower’s Annual Report on Form 10-K, and (ii) the unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of each fiscal quarter of each of the first three fiscal quarters of the 2018 fiscal year and related consolidated statements of income, retained earnings and cash flows for each such fiscal quarter and for the elapsed portion of the 2018 fiscal year, copies of which have been made available to each of the Lenders, present fairly, in all material respects, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for the periods ending on such dates in conformity with GAAP.

(b)    Except as set forth in the financial statements or other reports of the type referred to in Section 5.03 hereof and that have been made available to the Lenders on or prior to the date of this Agreement (collectively, the “Borrower Information”), since the Closing Date, there has been no Material Adverse Change.

Section 3.06    Litigation.

Except as set forth as such in the Borrower Information, there is no action, suit or arbitral or governmental proceeding pending against, or to the knowledge of the Borrower threatened against, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official (including, without limitation, in respect of federal, state, local and other statutes, ordinances, orders, judgments, rulings and regulations relating to environmental pollution or environmental regulation or control) in which there is a reasonable possibility of an adverse decision that could reasonably be expected to result in a Material Adverse Change.

Section 3.07    Federal Reserve Regulations.

Neither the making of any Loan hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, U or X of the Board.

Section 3.08    Investment Company Act.

None of the Borrower or any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 3.09    No Material Misstatements.

(a)    No report, financial statement or other written information (other than any projection and other forward looking information and other information of a general economic or industry specific nature) furnished by or on behalf of the Borrower to any Credit Party pursuant to or in connection with this Agreement, when taken together with all reports of the Borrower filed with the SEC under the Exchange Act, contained any material misstatement of fact or omitted any material fact necessary to make the statements therein not materially misleading, in the light of the circumstances under which such statements were made; provided that, with respect to projections and forward looking statements, the Borrower represents only that such information was prepared in good faith based upon assumptions and estimates believed to be reasonable at the time made and notes that whether or not such projections or forward looking statements are in fact achieved will depend upon future events some of which are not within the control of the Borrower and actual results may vary from the projections and such variations may be material and, accordingly, the Borrower gives no representation and warranty that such projections and forward looking statements will be achieved.

(b)    As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

Section 3.10    Taxes.

Except where the failure of which could not be reasonably expected to have a Material Adverse Change, (a) each of the Borrower and each of its Subsidiaries has filed all federal, state and local and non-U.S. income tax returns required to be filed by it and has paid all material taxes payable by it that have become due, other than those (i) not yet delinquent or (ii) contested in good faith as to which adequate reserves have been provided to the extent required by law and in accordance with GAAP, (b) each of the Borrower and each of its Subsidiaries has provided adequate reserves in accordance with GAAP for the payment of all federal, state, provincial and foreign taxes not yet due and payable and (c) each of the Borrower and each of its Subsidiaries has satisfied all of its tax withholding obligations.

Section 3.11    Employee Benefit Plans.

Except as could not reasonably be expected, individually or in the aggregate to result in a Material Adverse Change with respect to each Plan, the Borrower, its Subsidiaries and its ERISA Affiliates are in compliance with the applicable provisions of ERISA and the Code and the final regulations and published interpretations thereunder. No ERISA Event has occurred that alone or together with any other ERISA Event has resulted or could reasonably be expected to result in a Material Adverse Change. None of the Borrower, its Subsidiaries nor any ERISA Affiliate has incurred any Withdrawal Liability that could result in a Material Adverse Change. None of the Borrower, its Subsidiaries nor any ERISA Affiliate has received any notification that any Multiemployer Plan has been terminated within the meaning of Title IV of ERISA, which such termination could result in a Material Adverse Change, and no Multiemployer Plan is reasonably expected to be terminated where such termination has resulted or can reasonably be expected to result, through an increase in the contributions required to be made to such Multiemployer Plan or otherwise, in a Material Adverse Change.

Section 3.12    Significant Subsidiaries.

Each of the Borrower’s Significant Subsidiaries, if any, (a) is a corporation, limited liability company or other type of Person duly incorporated or formed (as the case may be), validly existing and in good standing under the laws of its jurisdiction of incorporation, organization or formation (as the case may be) and (b) has all corporate, limited liability company, partnership or other (as the case may be) powers necessary to carry on its business substantially as now conducted, except where the failure to do so could not be reasonably expected to have a Material Adverse Change. Each of the Borrower’s Significant Subsidiaries, if any, has all material governmental licenses, authorizations, consents and approvals required to carry on its business substantially as now conducted, except where the failure to do so could not be reasonably expected to have a Material Adverse Change.

Section 3.13    Environmental Matters.

Except as set forth as such in or contemplated by the Borrower Information, the Borrower and each of its Subsidiaries has complied in all material respects with all Federal, state, local and other statutes, ordinances, orders, judgments, rulings and regulations relating to environmental pollution or to environmental regulation or control, except to the extent that failure to so comply could not reasonably be expected to result in a Material Adverse Change. Except as set forth as such in or contemplated by the Borrower Information, the facilities of the Borrower or any of its Subsidiaries, as the case may be, are not used to manage any hazardous wastes, hazardous substances, hazardous materials, toxic substances, toxic pollutants or substances similarly denominated, as those terms or similar terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Clean Air Act, the Clean Water Act or any other Applicable Law relating to environmental pollution, or any nuclear fuel or other radioactive materials, in violation in any material respect of any law or any regulations promulgated pursuant thereto, except to the extent that such violations could not reasonably be expected to result in a Material Adverse Change. Except as set forth as such in or contemplated by the Borrower Information, the Borrower is not aware of any events, conditions or circumstances involving environmental pollution or contamination that could reasonably be expected to result in a Material Adverse Change.

Section 3.14    Solvency.

The Borrower is Solvent.

Section 3.15    Properties.

The Borrower has good and indefeasible title to or valid leasehold or easement interests in all properties that are necessary to the operation of its businesses as currently conducted, free and clear of all Liens (other than Liens permitted by this Agreement) and except where the failure to have such good title could not reasonably be expected to have a Material Adverse Change.

Section 3.16    Reserved.

Section 3.17    Reserved.

Section 3.18    Anti-Corruption Laws and Sanctions.

None of the Borrower, any of its Subsidiaries, or to the knowledge of the Borrower, any director, officer, employee or agent that will act in any capacity in connection with, or benefit from, this Agreement, is an individual or entity that is, or is owned or controlled by Persons that are, (i) the subject of any Sanction or (ii) operating, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions. The Borrower, its Subsidiaries, and, to the knowledge of the Borrower, any of their respective directors, officers, employees or agents that will act in any capacity in connection with, or benefit from, this Agreement, are in compliance with Anti-Corruption Laws in all material respects. The Borrower and its Subsidiaries have instituted and maintain policies and procedures designed to ensure continued compliance therewith.

ARTICLE IV

EFFECTIVENESS AND INITIAL EXTENSIONS OF CREDIT

The effectiveness of this Agreement and the obligation of each Lender to make its initial Loan on the date hereof is subject to the conditions that on the Closing Date:

Section 4.01    Credit Documents. The Agent shall have received this Agreement, executed and delivered by a duly authorized officer of the Borrower, each Lender and the Agent.

Section 4.02    Borrower Legal Opinions.

The Agent shall have received a written legal opinion of Jones Day, special counsel to the Borrower, dated the date hereof, addressed to the Agent and the Lenders.

Section 4.03    Representations and Warranties; No Default.

All representations and warranties of the Borrower in each Credit Document shall be true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects), and no Default or Event of Default shall have occurred and be continuing.

Section 4.04    Closing Certificates.

The Agent shall have received (i) a copy of the certificate of formation, including all amendments thereto, certified as of a recent date by the Secretary of State of the state of Delaware, and a certificate as to the good standing of the Borrower as of a recent date from such Secretary of State; (ii) a certificate of the Secretary or an Assistant Secretary or analogous officer of the Borrower, dated the date of this Agreement and certifying (A) that attached thereto is a true and complete copy of the limited liability company agreement or other applicable organizational document as in effect on such date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto are true and complete copies of resolutions duly adopted by the Board of Directors (or any duly authorized committee thereof) authorizing the execution and delivery by the Borrower of the Credit Documents, the Extensions of Credit to be made hereunder and the performance by the Borrower of all of its obligations under the Credit Documents, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate of formation referred to in clause (i) above has not been amended since the date of the last amendment thereto shown on the certified certificate of formation furnished pursuant to such clause (i) and (D) as to the incumbency and specimen signature of each officer executing this Agreement and any other document delivered in connection herewith on behalf of the Borrower; and (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or analogous officer executing the certificate pursuant to (ii) above.

Section 4.05    Fees and Expenses.

All amounts required to be paid by the Borrower to the Lenders, the Agent and WFS, including fees payable on or prior to the Closing Date, and all expenses required to be reimbursed by the Borrower for which invoices have been presented one Business Day prior to the Closing Date shall have been paid in full.

Section 4.06    [Reserved].

Section 4.07    PATRIOT Act.

(a)    Each Lender shall have received such documentation and information about the Borrower as is reasonably requested in writing by the Agent on behalf of such Lender at least 10 days prior to the Closing Date and as required by U.S. regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act.

(b)    At least five days prior to the Closing Date, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, then the Borrower shall deliver a Beneficial Ownership Certification to Agent.

Section 4.08    Reserved.

Section 4.09    Reserved.

ARTICLE V

COVENANTS

The Borrower agrees that, so long as any amount payable hereunder remains unpaid:

Section 5.01    Existence.

It will, and will cause each of its Significant Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its existence and all rights, licenses, permits, franchises and authorizations necessary or desirable in the normal conduct of its business except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Change; provided, however, that the Borrower and its Significant Subsidiaries may consummate any transaction expressly permitted pursuant to Section 5.09.

Section 5.02    Compliance With Laws; Business and Properties.

It will, and will cause each of its Subsidiaries to, comply with all Applicable Laws, whether now in effect or hereafter enacted, except (i) where the validity or applicability of such laws, rules, regulations or orders is being contested by appropriate proceedings in good faith or (ii) where the failure to do so could not reasonably be expected to have a Material Adverse Change; and at all times maintain and preserve all property material to the conduct of its business in good working order, ordinary wear and tear excepted, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Change.

Section 5.03    Financial Statements, Reports, Etc.

It will furnish to the Agent (which will make available to the Lenders):

(a)    as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner reasonably acceptable to the SEC by Deloitte & Touche LLP or other independent public accountants of nationally recognized standing;

(b)    as soon as available and in any event within 75 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income for such quarter, for the portion of the Borrower’s fiscal year ended at the end of such quarter, and the related consolidated statement of cash flows for the portion of the Borrower’s fiscal year ended at the end of such quarter, setting forth comparative figures for the corresponding date in the previous year and period to the extent required in Form 10-Q, all certified (subject to normal year-end adjustments and absence of footnotes) as to fairness of presentation, GAAP and consistency by a Financial Officer of the Borrower;

(c)    simultaneously with any delivery of each set of financial statements referred to in subsections (a) and (b) above, a certificate of a Financial Officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the covenant contained in Section 5.11 on the date of such financial statements, and (ii) stating whether any Default or Event of Default exists on the date of such certificate and, if any Default or Event of Default then exists, setting forth the details thereof and the action that the Borrower is taking or proposes to take with respect thereto;

(d)    simultaneously with the delivery of each set of financial statements referred to in subsection (a) above, a statement of the firm of independent public accountants that reported on such statements (i) stating whether anything has come to their attention to cause them to believe that any Default or Event of Default existed on the date of such statements and (ii) confirming the calculations set forth in the Financial Officer’s certificate delivered simultaneously therewith pursuant to subsection (c) above;

(e)    forthwith upon becoming aware of the occurrence of any Default or Event of Default, a certificate of a Financial Officer of the Borrower setting forth the details thereof and the action that the Borrower is taking or proposes to take with respect thereto;

(f)    promptly upon the filing thereof, copies of each final prospectus (other than a prospectus included in any registration statement on Form S-8 or its equivalent or with respect to a dividend reinvestment plan) and all reports on Forms 10-K, 10-Q and 8-K and similar reports that the Borrower shall have filed with the SEC, or any Governmental Authority succeeding to any of or all the functions of the SEC;

(g)    as promptly as practicable after any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any Reportable Event with respect to any Plan that would constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC; (ii) receives notice from a proper representative of a Multiemployer Plan of complete or partial Withdrawal Liability being imposed upon such member of the Controlled Group under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, or appoint a trustee to administer, any Plan, a copy of such notice in each of (i), (ii) and (iii) as could reasonably be expected to result in a Material Adverse Change;

(h)    promptly, from time to time, such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Agent, at the request of any Lender, may reasonably request in writing; and

(i)    promptly after request by the Agent, notice of any change in the information provided in the Beneficial Ownership Certification (to the extent any such certification is delivered) that would result in a change to the list of beneficial owners identified in parts (c) and (d) of such certification.

The financial statements, prospectuses and reports described in subsections (a), (b) and (f) above will be deemed to have been delivered hereunder if publicly available on the SEC’s EDGAR Database with respect to the Borrower or on the Borrower’s website no later than the date specified for delivery of same under subsection (a), (b) or (f), as applicable, above.

Section 5.04    Insurance.

It will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect, pursuant to self-insurance arrangements or with insurance companies that the Borrower believes (in the good faith judgment of the management of the Borrower, as applicable) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which the Borrower believes (in the good faith judgment of management of the Borrower, as applicable) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as the Borrower believes (in the good faith judgment of management of the Borrower, as applicable) is reasonable and prudent in light of the size and nature of its business; and will furnish to the Agent, upon written reasonable request from the Agent, information presented in reasonable detail as to the insurance so carried.

Section 5.05    Taxes, Etc.

It will, and will cause each of its Subsidiaries to, pay and discharge promptly when due all material taxes, assessments and governmental charges imposed upon it or upon its income or profits or in respect of its property, as well as all other material liabilities, in each case before the same shall become delinquent or in default and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings and adequate reserves with respect thereto shall, to the extent required by GAAP, have been set aside.

Section 5.06    Maintaining Records; Access to Properties and Inspections.

It will, and will cause each of its Subsidiaries to, maintain financial records in accordance with GAAP and, upon reasonable notice and at reasonable times, permit authorized representatives designated by any Lender to visit and inspect its properties and to discuss its affairs, finances and condition with its officers; provided that, excluding any such visits and inspections during the continuation of an Event of Default (a) only the Agent, whether on its own or in conjunction with the Required Lenders, may exercise rights of the Agent and the Lenders under this Section 5.06, (b) the Agent shall not exercise such rights more than two times in any calendar year and (c) only one such visit shall be at the Borrower’s expense; provided further that when an Event of Default exists, the Agent (or any of its representatives or independent contractors) or any representative of the Required Lenders may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice.

Section 5.07    ERISA.

It will, and will cause each of its Subsidiaries that are members of the Controlled Group to, comply in all material respects with the applicable provisions of ERISA and the Code except where any noncompliance, individually or in the aggregate, would not result in a Material Adverse Change.

Section 5.08    Use of Proceeds.

It will not, and will not cause or permit any of its Subsidiaries to, use the proceeds of the Loans for purposes other than for working capital and other general corporate purposes. The

Borrower will not, directly or, to the knowledge of the Borrower, indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions. No part of the proceeds of the Loans will be used, directly, or to the Borrower’s knowledge, indirectly, in violation of Anti-Corruption Laws or applicable Sanctions.

Section 5.09    Consolidations, Mergers, Sales and Acquisitions of Assets and Investments in Subsidiaries.

(a)    It will not, and will not permit any of its Significant Subsidiaries to, consolidate or merge with or into any Person unless (i) in the case of any such transaction involving the Borrower, the surviving Person is the Borrower or another Person formed under the laws of a State of the United States of America and assumes or is responsible, by operation of law, for all the obligations of the Borrower hereunder and (ii) in the case of any such transaction involving any Significant Subsidiary, the survivor is the Borrower, such Significant Subsidiary or a Non-Dilutive Subsidiary of the Borrower (or a Person which as a result of such transaction becomes a Non-Dilutive Subsidiary of the Borrower).

(b)    It will not, and will not permit any of its Significant Subsidiaries to, make a Significant Disposition to any Person unless (i) such Significant Disposition is made to the Borrower, a Non-Dilutive Subsidiary of the Borrower or a Person that, as a result of such transaction, becomes a Non-Dilutive Subsidiary of the Borrower, (ii) the proceeds of such Significant Disposition are reinvested in the business of the Borrower or any of its Subsidiaries or are used to permanently reduce the indebtedness of the Borrower or any of its Subsidiaries or (iii) such Significant Disposition is of any Qualified Transition Bond Issuer.

(c)    Notwithstanding anything to the contrary contained in this Section, (i) the Borrower will not in any event permit any consolidation, merger or Significant Disposition if any Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such transaction, (ii) neither the Borrower nor any of its Subsidiaries will engage to a Substantial extent in businesses other than those currently conducted by them and other businesses reasonably related thereto and (iii) neither the Borrower nor any of its Subsidiaries will acquire any Subsidiary or make any investment in any Subsidiary if, upon giving effect to such acquisition or investment, as the case may be, the Borrower would not be in compliance with the covenant set forth in Section 5.11 and (iv) nothing in this Section shall prohibit any sales of assets permitted by Section 5.10(d).

(d)    Notwithstanding anything herein or any other Credit Document to the contrary, to the extent that the Borrower is a limited liability company, the Borrower may not divide itself into two or more limited liability companies or series thereof (pursuant to a “plan of division” as contemplated under the Delaware Limited Liability Company Act or otherwise) without prior written notice to the Agent, and any limited liability companies or series thereof formed as a result of such division shall be required to become a co-borrower under this Agreement and the other Credit Documents pursuant to documentation or on terms and conditions reasonably requested by the Agent.

Section 5.10    Limitations on Liens.

Neither the Borrower nor any of its Significant Subsidiaries will create or assume or permit to exist any Lien in respect of any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any such Significant Subsidiary, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets; provided that the provisions of this Section shall not prevent or restrict the creation, assumption or existence of:

(a)    any Lien in respect of any such property or assets of any Significant Subsidiary of the Borrower to secure indebtedness owing by it to the Borrower or any Wholly Owned Subsidiary of the Borrower; or

(b)    Liens (including capital leases) in respect of property acquired by the Borrower or any Significant Subsidiary thereof, to secure the purchase price, or the cost of construction and development, of such property (or to secure indebtedness incurred prior to, at the time of, or within 120 days after the later of the acquisition of such property and the commencement of operation of such property, in each case for the purpose of financing the acquisition, or the cost of construction and development, of such property), or Liens existing on any such property at the time of acquisition of such property by the Borrower or such Significant Subsidiary, whether or not assumed, or any Lien in respect of property of any Person existing at the time such Person becomes a Subsidiary of the Borrower; or agreements to acquire any property or assets under conditional sale agreements or other title retention agreements, or capital leases in respect of any other property; provided that (A) the aggregate principal amount of Indebtedness secured by all Liens in respect of any such property shall not exceed the cost (as determined by the board of directors or analogous governing body of the Borrower or such Significant Subsidiary, as the case may be) of such property at the time of acquisition thereof or (x) in the case of property covered by a capital lease, the fair market value (together with any customary fees and expenses incurred in connection therewith), as so determined, of such property at the time of such transaction, or (y) in the case of a Lien in respect of property existing at the time such Person becomes a Subsidiary of the Borrower the fair market value (together with any customary fees and expenses incurred in connection therewith), as so determined of such property at such time), and (B) at the time of the acquisition of the property by the Borrower or such Significant Subsidiary, or at the time such Person becomes a Subsidiary of the Borrower, as the case may be, every such Lien shall apply and attach only to the property originally subject thereto and fixed improvements constructed thereon; or

(c)    modifications, replacements, refundings or extensions of any Lien permitted in subsection (b), (e), (l) or (m) hereof for amounts not exceeding the sum of (a) the lesser of (i) the principal or committed amount (whichever is larger) of the Indebtedness so refunded or extended or (ii) the fair market value (as determined by the board of directors (or analogous governing body) of the Borrower or such Significant Subsidiary, as the case may be) of the property theretofore subject to such Lien, in each case at the time of such refunding or extension and (b) any customary fees and expenses incurred in connection therewith; provided that such Lien shall apply only to the same property theretofore subject to the same and fixed improvements constructed thereon; or

(d)    sales subject to understandings or agreements to repurchase; provided that the aggregate sales price for all such sales (other than sales to any governmental instrumentality in connection with such instrumentality’s issuance of indebtedness, including without limitation industrial development bonds and pollution control bonds, on behalf of the Borrower or any Significant Subsidiary thereof) made in any one calendar year shall not exceed $50,000,000 in the aggregate for the Borrower and its Significant Subsidiaries; or

(e)    Liens on Receivables Facility Assets in respect of any Permitted Receivables Financing; or

(f)    any Lien not otherwise permitted hereunder (whenever incurred) on assets owned by the Borrower or any Subsidiary thereof securing Indebtedness of the Borrower or Subsidiary in an aggregate amount not to exceed at any one time outstanding the greater of 10% of the Borrower’s Net Tangible Assets or 10% of Capitalization; or

(g)    leases (other than capital leases) now or hereafter existing and any renewals and extensions thereof under which the Borrower or any Significant Subsidiary thereof may acquire or dispose of any of its property, subject, however, to the terms of Section 5.09; or

(h)    Liens in respect of any Permitted Sale Leasebacks; or

(i)    any Lien in existence on the Closing Date and set forth on Schedule 5.10 and any Lien granted as a replacement or substitute therefor; provided that any such replacement or substitute Lien (i) does not secure an aggregate amount of Indebtedness, if any, greater than that secured on the Closing Date and (ii) does not encumber any property other than the property subject thereto on the Closing Date; or

(j)    the pledge of current assets, in the ordinary course of business, to secure current liabilities; or

(k)    Permitted Encumbrances; or

(l)    [Reserved]; or

(m)    any Lien incurred in connection with the issuance of Qualified Transition Bonds; or

(n)    Liens under the Mortgage securing Obligations (as defined in the Mortgage) permitted to be secured under the Mortgage (as in effect on the date hereof); or

(o)    any Lien granted pursuant to Section 1007 of the Indentures in favor of the trustee thereunder; or

(p)    Liens granted by the Borrower to secure duties or public or statutory obligations or to secure, or serve in lieu of, surety, stay on appeal bonds.

Section 5.11    Financial Covenant.

The Borrower will not, as of the end of each quarter of each of its fiscal years, permit the ratio of its Consolidated Senior Debt to its Consolidated Total Capitalization to be greater than 0.65 to 1.00.

Section 5.12    Reserved.

Section 5.13    Reserved.

Section 5.14    Reserved.

Section 5.15    Reserved.

Section 5.16    Amendment to Existing Revolving Credit Agreement.

In the event the Borrower enters into any amendment, modification or supplement of the Existing Revolving Credit Agreement (including any definitive credit agreement pursuant to a refinancing or replacement thereof), pursuant to which the Borrower or any Subsidiary has agreed to any covenant, or event of default which is materially more restrictive to the Borrower or its Subsidiaries than those contained in this Agreement (the “Applicable Provisions”), the Borrower shall promptly, and in any event within 30 days, after any request by the Required Lenders, enter into an amendment or other modification to this Agreement with the Agent and the Required Lenders pursuant to which the Applicable Provisions shall be incorporated into this Agreement.

ARTICLE VI

EVENTS OF DEFAULT

In case of the happening of any of the following events (each an “Event of Default”):

(a)    any representation or warranty made or deemed made by the Borrower in or in connection with the execution and delivery of this Agreement or the Extensions of Credit made hereunder shall prove to have been untrue in any material respect (without duplication of materiality qualifications otherwise set forth in such representations and warranties) when so made, deemed made or furnished;

(b)    default shall be made by the Borrower in the payment of any principal of any Term Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c)    default shall be made by the Borrower in the payment of any interest on any Term Loan or any fee or any other amount (other than an amount referred to in subsection (b) above) due hereunder, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five (5) Business Days;

(d)    default shall be made by the Borrower in the due observance or performance of any covenant, condition or agreement contained in Section 5.01 or 5.11;

(e)    default shall be made by the Borrower or any Subsidiary (i) in the due observance or performance of any covenant, condition or agreement contained in Section 5.03 and such default shall continue unremedied for a period of five (5) Business Days or (ii) in the due observance or performance of any covenant, condition or agreement contained herein (other than those specified in (b), (c), (d) or (e)(i) above) or in any other Credit Document and such default shall continue unremedied for a period of 30 days after notice thereof from the Agent at the request of any Lender to the Borrower;

(f)    to the extent constituting an “Event of Default” under and as defined in the Existing Revolving Credit Agreement, (i) Holdings amends, waives, otherwise modifies or violates Section 8 of its limited liability company agreement (provided that Holdings may own stock of other entities) or (ii) the Borrower or Holdings (in its capacity as the sole member of the Borrower) amends, waives, otherwise modifies or violates Section 10(i) or the director independence provisions of, in each case, the applicable limited liability company agreement as in effect as of the date hereof in a manner that is material and adverse to Lenders;

(g)    the Borrower or any Subsidiary thereof shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of $100,000,000, when and as the same shall become due and payable, subject to any applicable grace periods, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf to cause, such Indebtedness to become accelerated or due prior to its stated maturity;

(h)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Significant Subsidiary thereof, or of a substantial part of the property or assets of the Borrower or any Significant Subsidiary thereof, under Title 11 of the United States Bankruptcy Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Significant Subsidiary thereof or for a substantial part of the property or assets of the Borrower or any Significant Subsidiary thereof or (iii) the winding up or liquidation of the Borrower or any Significant Subsidiary thereof; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)    the Borrower or any Significant Subsidiary thereof shall (A)(i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Bankruptcy Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (h) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Significant Subsidiary thereof or for a substantial part of the property or assets of it or such Significant Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action of its board of directors or similar governing body for the purpose of effecting any of the foregoing, or (B) become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(j)    a Change in Control shall occur unless such Change in Control is a Permitted Transaction;

(k)    one or more judgments or orders for the payment of money in an aggregate amount in excess of $100,000,000 shall be rendered against the Borrower or any Subsidiary thereof or any combination thereof (to the extent not paid or covered by insurance provided by a carrier not disputing coverage) and such judgment or order shall remain undischarged or unstayed for a period of 60 days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Subsidiary thereof to enforce any such judgment or order;

(l)    an ERISA Event or ERISA Events shall have occurred that reasonably could be expected to result in a Material Adverse Change; or

(m)    this Agreement shall cease to be in full force or effect (other than pursuant to the terms hereof), or the Borrower shall deny or disaffirm in writing its obligations under any Credit Document;

then, and in every such event, and at any time thereafter during the continuance of such event, the Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take one or all of the following actions, at the same or different times: (i) terminate forthwith the right of the Borrower to request and receive Extensions of Credit; and (ii) declare the Loans of the Borrower then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Borrower accrued hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding; provided that in the case of any event described in subsection (h) or (i)(A) above affecting the Borrower, the principal of the Loans then outstanding of the Borrower, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Borrower accrued hereunder shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein to the contrary notwithstanding.

ARTICLE VII

THE AGENT

(a)    In order to expedite the transactions contemplated by this Agreement, Mizuho is hereby appointed to act as Agent on behalf of the Lenders. Each Lender hereby irrevocably authorizes the Agent to take such actions on behalf of such Lender and to exercise such powers as are specifically delegated to the Agent by the terms and provisions hereof, together with such actions and powers as are reasonably incidental thereto. The Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, (i) to receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender, its proper share of each payment so received; (ii) to give notice on behalf of each Lender to the Borrower of any Event of Default of which the Agent has actual knowledge acquired in connection with its agency hereunder; and (iii) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Agreement as received by the Agent.

(b)    Neither the Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his or her own gross negligence or willful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants or agreements contained in this Agreement. The Agent shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or other instruments or agreements. The Agent may deem and treat the Lender that makes any Extension of Credit as the holder of the indebtedness resulting therefrom for all purposes hereof until it shall have received notice from such Lender, given as provided herein, of the transfer thereof. The Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. The Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper Person or Persons. Neither the Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrower or any Subsidiary on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrower or any Subsidiary of any of their respective obligations hereunder or in connection herewith. The Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

(c)    The Lenders hereby acknowledge that the Agent shall not be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

(d)    Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent acceptable to the Borrower. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the Agent gives notice of its resignation, then the Agent may, on behalf of the Lenders, appoint a successor Agent, having a combined capital and surplus of at least $5,000,000,000 (or such lower amount as shall be acceptable to the Borrower) or an Affiliate of any such bank. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the Agent shall be discharged from its duties and obligations hereunder. After the Agent’s resignation hereunder, the provisions of this Article and Section 8.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

(e)    With respect to the Extensions of Credit made by it hereunder, Mizuho, in its individual capacity and not as Agent, shall have the same rights, obligations and powers as any other Lender and may exercise the same as though it were not the Agent, and the Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not Agent.

(f)    Each Lender agrees (i) to reimburse the Agent, on demand, in the amount of its pro rata share (based on its Commitment hereunder or, if all of the Commitments shall have been terminated, the amount of its percentage of Loans) of any expenses incurred for the benefit of the Lenders, in its role as Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by the Borrower (but without limiting the Borrower’s obligation to make such reimbursement) and (ii) to indemnify and hold harmless the Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in any way relating to or arising out of this Agreement or any action taken or omitted by it under this Agreement to the extent the same shall not have been reimbursed by the Borrower; provided that no Lender shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent or any of its directors, officers, employees or agents. Each Lender agrees that any allocation made in good faith by the Agent of expenses or other amounts referred to in this subsection (f) shall be conclusive and binding for all purposes, absent manifest error.

(g)    Each Lender acknowledges that it has, independently and without reliance upon the Agent, any other Lender or any Joint Lead Arranger, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, any other Lender or any Joint Lead Arranger, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any related agreement or any document furnished hereunder or thereunder.

(h)     No Joint Lead Arrangers shall have any duties, liabilities, obligations or responsibilities under this Agreement other than, if applicable, in such Person’s role as a Credit Party.

(i)    Reserved.

(j)    Reserved.

(k)    Reserved.

(l) The Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Agent shall not (i) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (ii) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.

ARTICLE VIII

MISCELLANEOUS

Section 8.01    Notices.

Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by facsimile or electronic mail, as follows:

(a)    if to the Borrower, to c/o of Oncor Electric Delivery Company LLC, 1616 Woodall Rodgers Fwy, Dallas, TX 75202, Attention: Treasurer (Facsimile No. (214) 486-7027), Electronic Mail: treasury@oncor.com and kevin.fease@oncor.com;

(b)    if to Mizuho, as Agent, to Mizuho Bank, Ltd. Attention: Joyce Raynor, 1800 Plaza Ten, Jersey City, NJ 07311 (Telephone No. (201) 626-9330, Electronic Mail: LAU_Agent@mizuhocbus.com);

(c)    if to a Lender, to it at its address (or facsimile number) set forth in the Register or in the Assignment and Assumption pursuant to which such Lender became a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by facsimile or electronic mail to such party but only if received by the recipient during its normal business hours at the times prescribed hereunder (if any) as provided in this Section or in accordance with the latest unrevoked direction from such party given in accordance with this Section.

Section 8.02    Survival of Agreement.

All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Credit Parties and shall survive the making by the Lenders of the Extensions of Credit regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as there are any Loans or any other amount payable under this Agreement is outstanding and unpaid.

Section 8.03    Binding Effect.

This Agreement shall become effective when (i) it shall have been executed by the Borrower and the Agent and when the Agent shall have received copies hereof (via facsimile or otherwise) which, when taken together, bear the signature of each Lender, the Borrower and the Agent and (ii) the other conditions precedent to effectiveness under Article IV shall have been satisfied, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower shall not have the right to assign any rights hereunder or any interest herein without the prior consent of all the Lenders.

Section 8.04    Successors and Assigns.

(a)    Successors and Assigns by Lenders Generally. No Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section, and any other attempted assignment or transfer by any party hereto, including, without limitation, to a Disqualified Institution, shall be null and void. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)    Minimum Amounts.

(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in subsection (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)    in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless each of the Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans assigned.

(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within five Business Days after having received notice thereof; and

(B)    the consent of the Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments if such assignment is to a Person that is not a Lender with a Loan, an Affiliate of such Lender or an Approved Fund with respect to such Lender;

(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.

(v)    No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B) or (C) to any Disqualified Institution.

(vi)    No Assignment to Natural Persons. No such assignment shall be made to a natural Person or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person.

(vii)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Agent, the applicable pro rata share of Loans previously requested but not funded by the

Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this subsection, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.10, 2.15 and 8.05 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)    Register. The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Agent, sell participations to any Person (other than a natural Person, the Borrower or any of the Borrower’s Affiliates or Subsidiaries or any Disqualified Institution) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Agent, and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under subsection (f) of Article VII with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (i) through (iv) of Section 8.08(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.10, 2.15 and 8.05(b) (subject to the requirements and limitations therein, including the requirements under Section 2.15(f) (it being understood that the documentation required under Section 2.15(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.16 as if it were an assignee under subsection (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.10 or 2.15, with respect to any participation, than its participating Lender would have been entitled to receive. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.16 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.06 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

(e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central banking authority; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 8.05    Expenses; Indemnity.

(a)    The Borrower agrees to pay all reasonable and documented out-of-pocket expenses (including reasonable fees, charges and disbursements of one counsel to the Agent, one local counsel and one regulatory counsel in each applicable jurisdiction and, in the event of an actual or potential conflict of interest, such additional counsel as the Agent determines in good faith is necessary in light of such actual or potential conflict of interest) incurred by the Agent in connection with the preparation, execution and delivery of this Agreement or in connection with any amendment, modification and waiver of the provisions hereof (whether or not the transactions contemplated thereby are consummated). The Borrower further agrees to pay all reasonable and documented out-of-pocket expenses (including reasonable fees, charges and disbursements of one counsel to the Credit Parties, one local counsel and one regulatory counsel in each applicable jurisdiction and, in the event of an actual or potential conflict of interest, such additional counsel as any Credit Party determines in good faith is necessary in light of such actual or potential conflict of interest) incurred by any Credit Party in connection with the enforcement of rights under the Credit Documents and upon an Event of Default (including in respect of workouts and restructurings).

(b)    The Borrower agrees to indemnify each Lender against any loss, calculated in accordance with the next sentence, or reasonable expense that such Lender may sustain or incur as a consequence of (i) any failure by the Borrower to borrow or to Convert any Loan hereunder (including as a result of the Borrower’s failure to fulfill any of the applicable conditions set forth in Article IV) after notice of such borrowing or Conversion has been given pursuant to Section 2.03, (ii) any payment, prepayment or Conversion of a Eurodollar Loan, or assignment of a Eurodollar Loan of the Borrower required by any other provision of this Agreement (including, without limitation, Section 2.16) or otherwise made or deemed made, on a date other than the last day of the Interest Period, if any, applicable thereto, (iii) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment (including any notice delivered pursuant to Section 2.09(a) and revoked pursuant to the last sentence of such Section) or otherwise) or (iv) the occurrence of any Event of Default, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred by such Lender in liquidating or employing deposits from third parties, or with respect to commitments made or obligations undertaken with third parties, to effect or maintain any Loan hereunder or any part thereof as a Eurodollar Loan. Such loss shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (x) its cost of obtaining the funds for the Loan being paid, prepaid, Converted or not borrowed (assumed to be the LIBO Rate for the period from the date of such payment, prepayment, refinancing or failure to borrow or refinance to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow or Convert, the Interest Period for such Loan that would have commenced on the date of such failure) over (y) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid or not borrowed or Converted for such period or Interest Period, as the case may be.

(c)    The Borrower agrees to indemnify the Agent, each Lender, each of their Affiliates and the directors, officers, partners, employees and agents of the foregoing (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all costs, losses, claims, damages, liabilities and related expenses, including reasonable fees and expenses of one counsel for all Indemnitees (unless in the good faith opinion of the Agent or such counsel, it would be inappropriate under applicable standards of legal professional conduct, due to an actual or potential conflict of interest, to have only one counsel), incurred by or asserted against any Indemnitee in connection with (i) the preparation, execution, delivery, enforcement, performance and administration of this Agreement and the other Credit Documents, (ii) the use of the proceeds of the Extensions of Credit or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, including any of the foregoing arising from the negligence, whether sole or concurrent, on the part of any Indemnitee. Notwithstanding the foregoing, such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a final and non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or (B) result from any litigation not involving an act or omission of the Borrower brought by an Indemnitee against another Indemnitee (unless such litigation relates to claims against the Agent, acting in such capacity); provided, further, that the Borrower agrees that it will not, nor will it permit any Subsidiary to, without the prior written consent of each Indemnitee, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification could be sought under the indemnification provisions of this subsection (c) (whether or not any Indemnitee is an actual or potential party to such claim, action, suit or proceeding), unless such settlement, compromise or consent does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Indemnitee, does not involve any payment of money or other value by any Indemnitee or any injunctive relief or factual findings or stipulations binding on any Indemnitee and contains an unconditional release of each Indemnitee that could seek such indemnification under this subsection (c). It is understood that, with respect to any particular investigation, litigation or other proceeding subject to indemnification hereunder, the Borrower shall not be required to reimburse, or indemnify and hold harmless for, the reasonable and documented legal fees and expenses of more than one outside counsel (in addition to one local counsel and one regulatory counsel in each applicable jurisdiction) for all Indemnitees that are the subject of such investigation, litigation or other proceeding, unless representation of all such Indemnitees in such matter by a single counsel would be inappropriate due to the existence of an actual or potential conflict of interest, in which case the Borrower shall be required to reimburse, and indemnify and hold harmless for, the reasonable and documented legal fees and expenses of such additional counsel as any Indemnitee determines in good faith are necessary in light of such actual or potential conflict of interest.

(d)    Without limiting the obligations of the Borrower under subsection (c) above, neither the Borrower nor any Indemnitee shall have any liability for any punitive, special, indirect or consequential damages resulting from this Agreement or any other Credit Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby, except to the extent that such damages have resulted from the willful misconduct, bad faith or gross negligence of any Indemnitee or any of its Related Parties (as determined by a final and non-appealable judgment of a court of competent jurisdiction).

(e)    The provisions of this Section shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any investigation made by or on behalf of the Agent, any Lender. All amounts due under this Section shall be payable on written demand therefor.

(f)    A certificate of any Lender or the Agent setting forth any amount or amounts that such Lender or such Agent is entitled to receive pursuant to subsection (b) above and containing an explanation in reasonable detail of the manner in which such amount or amounts shall have been determined shall be delivered to the Borrower and shall be conclusive absent manifest error.

(g)    The provisions of this Section shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

Section 8.06    Right of Setoff.

If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender, shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

Section 8.07    Applicable Law.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 8.08    Waivers; Amendment and Releases.

(a)    No failure or delay of the Agent or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure therefrom shall in any event be effective unless the same shall be permitted by subsection (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower or any Subsidiary in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b)    Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on, any Loan or date for the payment of any fee, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender affected thereby (other than waivers of the default rate of interest), (ii) increase the Commitment of any Lender without the prior written consent of each Lender affected thereby, (iii) amend or modify the provisions of Section 2.12, Section 2.13, the provisions of this Section or the definition of the “Required Lenders”, or amend, modify or waive any condition set forth in Article IV, in each case, without the prior written consent of each Lender, or (iv) amend or modify the provisions of Section 2.21 without the prior written consent of the Agent and the Required Lenders; provided further, however, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent (including, without limitation under Section 2.21) without the prior written consent of the Agent. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section, and any consent by any Lender, the Agent pursuant to this Section shall bind any assignee of its rights and interests hereunder. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any waiver, amendment or modification hereunder, except that the consent of such Defaulting Lender shall be required for any waiver, amendment or modification that effects any change described in clause (i), (ii), or (iii) of this subsection (b), in the case of clauses (i) and (ii) to the extent such Defaulting Lender is affected thereby.

(c)    The Borrower or the Agent shall have the right to replace all, but not less than all, Non-Consenting Lenders (so long as all Non-Consenting Lenders are so replaced) with one or more Eligible Assignees so long as at the time of such replacement each such Eligible Assignee consents to the proposed change, waiver, discharge or termination. Each Lender agrees that, if Borrower or Agent elects to replace such Lender in accordance with this Section, it shall promptly execute and deliver to the Agent an Assignment and Assumption to evidence such sale and purchase; provided that the failure of any such Non-Consenting Lender to execute an Assignment and Assumption shall not render such sale and purchase (and the corresponding assignment) invalid and such assignment shall be recorded in the Register.

(d)    Reserved.

Section 8.09    [Reserved].

Section 8.10    Entire Agreement.

THIS WRITTEN AGREEMENT AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT OF THE BORROWER, THE AGENT AND THE LENDERS WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND (1) THERE ARE NO PROMISES, UNDERTAKINGS, REPRESENTATIONS OR WARRANTIES BY THE BORROWER, THE AGENT OR ANY LENDER RELATIVE TO THE SUBJECT MATTER HEREOF AND THEREOF NOT EXPRESSLY SET FORTH OR

REFERRED TO HEREIN OR THEREIN, (2) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES AND (3) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Section 8.11    Severability.

In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 8.12    Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 8.03. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 8.13    Headings.

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 8.14    Interest Rate Limitation.

(a)    Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under Applicable Law (collectively the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by such Lender in accordance with Applicable Law, the rate of interest payable on the Loans of such Lender, together with all Charges payable to such Lender, shall be limited to the Maximum Rate.

(b)    If the amount of interest, together with all Charges, payable for the account of any Lender in respect of any interest computation period is reduced pursuant to subsection (a) above and the amount of interest, together with all Charges, payable for such Lender’s account in respect of any subsequent interest computation period, would be less than the Maximum Rate, then the amount of interest, together with all Charges, payable for such Lender’s account in respect of such subsequent interest computation period shall, to the extent permitted by Applicable Law, be automatically increased to such Maximum Rate; provided that at no time shall the aggregate amount by which interest paid for the account of any Lender has been increased pursuant to this subsection (b) exceed the aggregate amount by which interest, together with all Charges, paid for its account has theretofore been reduced pursuant to subsection (a) above.

Section 8.15    Jurisdiction; Venue.

(a)    The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Subject to the foregoing and to subsection (b) below, nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement against any other party hereto in the courts of any jurisdiction.

(b)    The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or thereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State court or Federal court of the United States of America sitting in New York City. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 8.16    Confidentiality.

Each Credit Party shall hold all non-public information furnished by or on behalf of Holdings, the Borrower or any other Subsidiary of the Borrower in connection with such Credit Party’s evaluation of whether to become a Credit Party hereunder or obtained by such Credit Party pursuant to the requirements of this Agreement (“Confidential Information”), confidential in accordance with its customary procedure for handling confidential information of this nature and (in the case of a Lender that is a bank) in accordance with safe and sound banking practices and in any event may make disclosure as required or requested by any governmental, regulatory or self-regulatory agency or representative thereof or pursuant to legal process or Applicable Law or (a) to such Credit Party’s attorneys, professional advisors, independent auditors, trustees or Affiliates, (b) to any other Credit Party, (c) in connection with the exercise of any remedies under any Credit Document or any action or proceeding relating to any Credit Document or the enforcement of rights thereunder, (d) with the consent of the Borrower, (e) to the extent that such Confidential Information (x) becomes publicly available other than as a result of a breach of this provision, or (y) becomes available to any Credit Party or any of its affiliates on a nonconfidential basis from a source other than the Borrower and (f) to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, subject to customary confidentiality obligations on the part of such assignee or participant; provided that unless specifically prohibited by Applicable Law or court order, each Credit Party shall use commercially reasonable efforts to notify the Borrower of any request made to such Credit Party by any governmental, regulatory or self-regulatory agency or representative thereof (other than any such request in connection with a routine examination of the Lender by such governmental agency, regulator or agency) for disclosure of any such non-public information prior to disclosure of such information; and provided further that in no event shall any Credit Party be obligated or required to return any materials furnished by the Borrower or any other Subsidiary of the Borrower. In addition, the Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agent or any Lender in connection with the administration of this Agreement, the other Credit Documents, and the Commitments. Each Credit Party agrees that it will not provide to prospective transferees or to any pledgee referred to in Section 8.04 or to prospective direct or indirect contractual counterparties to any swap agreements or derivative transactions to be entered into in connection with or relating to Loans made hereunder any of the Confidential Information unless such Person is advised of and agrees to be bound by the provisions of this Section 8.16 or confidentiality provisions at least as restrictive as those set forth in this Section 8.16.

Section 8.17    Electronic Communications.

(a)    The Borrower hereby agrees that it will provide to the Agent all information, documents and other materials that it is obligated to furnish to the Agent pursuant to Section 5.03 (collectively, the “Communications”) by delivering the Communications in accordance with the last paragraph of Section 5.03 or by transmitting the Communications in Microsoft Word, Adobe Portable Document Format (PDF) or other electronic/soft medium format that is reasonably acceptable to the Agent to Mizuho Bank, Ltd. at LAU_Agent@mizuhobus.com, or to such other addressee as the Agent may notify the Borrower from time to time. In addition, the Borrower agrees to continue to provide the Communications to the Agent in the manner otherwise specified in this Agreement, but only to the extent reasonably requested by the Agent.

(b)    The Agent agrees that the receipt of the Communications by the Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Agent for purposes of this Agreement. Each Lender agrees to notify the Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.

(c)    Nothing herein shall prejudice the right of the Agent or any Lender to give any notice or other communication pursuant to this Agreement in any other manner specified in this Agreement.

(d)    The Borrower further agrees that the Agent may make the Communications available to the Lenders by posting the Communications on Syndtrak or a substantially similar electronic transmission system (the “Platform”), so long as the access to such Platform is limited (i) to the Agent, the Lenders or any bonafide potential transferee or assignee thereof, including any Participant, and (ii) remains subject the confidentiality requirements set forth in Section 8.16.

(e)    THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTY IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. In no event shall the Agent or its Related Parties (collectively, the “Agent Parties” and each an “Agent Party”) have any liability to the Borrower, any Lender, or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Agent’s transmission of Communications through the internet, except to the extent the liability of any Agent Party resulted from such Agent Party’s (or any of its Related Parties’ (other than trustees or advisors)) gross negligence, bad faith or willful misconduct or material breach of the Credit Documents (as determined in a final non-appealable judgment of a court of competent jurisdiction).

EACH LENDER ACKNOWLEDGES THAT COMMUNICATIONS FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER, ANY OF ITS SUBSIDIARIES AND THEIR RESPECTIVE RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION AND ALL CONFIDENTIAL INFORMATION IN COMPLIANCE WITH SECTION 8.16 AND IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY BORROWER OR THE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT ANY OF THE BORROWER, ANY OF ITS SUBSIDIARIES AND THEIR RESPECTIVE RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER HAS IDENTIFIED TO THE AGENT A CREDIT CONTACT WHO MAY RECEIVE CONFIDENTIAL INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW AND WILL COMPLY WITH SECTION 8.16.

Section 8.18    Acknowledgements.

The Borrower hereby acknowledges that:

(i)    it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;

(ii)    (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document) are an arm’s-length commercial transaction between the Borrower, on the one hand, and the Credit Parties on the other hand, and the Borrower is capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each Credit Party is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person; (iii) none of the Credit Parties has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Credit Document (irrespective of whether such Credit Party has advised or is currently advising the Borrower or its Affiliates on other matters) and no Credit Party has any obligation to the Borrower or its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; (iv) the Credit Parties and each of their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Credit Parties has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) none of the Credit Parties has provided and none will provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Credit Document) and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. The Borrower agrees not to claim that any Credit Party has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower, in connection with the transactions contemplated hereby or the process leading hereto; and

(iii)    no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Credit Parties or between the Borrower, on the one hand, and any Credit Party, on the other hand.

Section 8.19    WAIVERS OF JURY TRIAL.

THE BORROWER AND EACH CREDIT PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

Section 8.20    USA PATRIOT Act.

Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

Section 8.21    Separateness of the Borrower from Sempra Energy and its Subsidiaries.

Each Credit Party acknowledges and affirms that (i) it has advanced funds to or extended credit on behalf of the Borrower in reliance upon the separateness of the Holdings and its Subsidiaries (including the Borrower) from Sempra Energy and its Subsidiaries (other than Holdings and its Subsidiaries) and any other Persons and (ii) the Borrower and its Subsidiaries have assets and liabilities that are separate from those of Sempra Energy and its Subsidiaries (other than Holdings and its Subsidiaries) and any other Persons.

Section 8.22    Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)    the effects of any Bail-in Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 8.23    Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and the Borrower, that at least one of the following is and will be true:

(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement;

(ii)    the transaction exemption set forth in one or more PTEs, such as PTE84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)    such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, the Borrower and such Lender.

(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Credit Document or any documents related to hereto or thereto).

[Signatures To Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ONCOR ELECTRIC DELIVERY COMPANY LLC

By	/s/ Kevin R. Fease
	Name:	Kevin R. Fease
	Title:	Vice President and Treasurer

[Oncor Electric Term Loan Credit Agreement]

MIZUHO BANK, LTD., as Agent and a Lender

By	/s/ Donna DeMagistris
	Name:	Donna DeMagistris
	Title:	Authorized Signatory

[Oncor Electric Term Loan Credit Agreement]

WELLS FARGO BANK , NATIONAL ASSOCIATION, as a Lender

By	/s/ Patrick Engel
	Name:	Patrick Engel
	Title:	Managing Director

[Oncor Electric Term Loan Credit Agreement]

Schedule 2.01 – Commitments

Lender	Commitment
MIZUHO BANK, LTD.	$175,000,000
WELLS FARGO BANK, NATIONAL ASSOCIATION	$175,000,000

TOTAL:	$350,000,000

Schedule 2.01

Schedule 5.10 – Existing Liens

None.

Schedule 5.10

Schedule 5.12 – Terms of Subordination

All Indebtedness (such term and other capitalized terms used herein, unless otherwise defined herein, shall have the meaning specified in the Credit Agreement to which this Schedule 5.12 is attached) incurred by the Borrower, other than the Senior Obligations (as defined below), shall be subject to the following terms and conditions, which shall be incorporated in a written agreement (each, a “Subordination Agreement”) between the Borrower and each Person (or an agent acting on behalf of such Person) (such Person, a “Subordinated Lender”) to which any such Indebtedness is owed.

SECTION 1. Definitions. (a) As used in this Schedule 5.12, the terms set forth below shall have the respective meanings provided below:

“Credit Agreement” shall mean the Term Loan Credit Agreement, dated as of December 10, 2018, among Oncor Electric Delivery Company LLC, the various financial institutions from time to time party thereto (the “Senior Lenders”), and Mizuho Bank, Ltd., as Agent, together with the documents related thereto (including, without limitation, the Security Documents), as same may be amended, modified, extended, renewed, restated or supplemented from time to time, and including any agreement extending the maturity of, refinancing or restructuring all or any portion of, or increasing the principal amount of, the indebtedness under such agreement or of any successor agreements.

“Senior Obligations” shall have the meaning given to the term “Obligations” in the Credit Agreement (and shall include, without limitation, all interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided in the governing documentation, whether or not such interest is an allowed claim in such proceeding).

“Subordinated Obligations” shall mean all obligations of the Borrower to the Subordinated Lender in respect of loans, advances or similar extensions of credit, including in respect of principal, premium (if any), interest, fees, expense and reimbursement obligations, indemnification obligations and other amounts payable in respect thereof.

SECTION 2. Subordination. (a) The Subordinated Lender hereby agrees that all its right, title and interest in and to the Subordinated Obligations shall be subordinate and junior in right of payment to the rights of the Senior Lenders in respect of the Senior Obligations, including the payment of principal, premium (if any), interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), fees, expense and reimbursement obligations indemnification obligations and all other amounts payable under the Credit Agreement, any other Credit Document, or in respect thereof.

(b) The Borrower and the Subordinated Lender hereby agree that, notwithstanding any provision to the contrary in any agreement governing or evidencing Subordinated Obligations, no payment (whether directly, by purchase, redemption or exercise of any rights of setoff or otherwise and whether mandatory or voluntary) in respect of the Subordinated Obligations, whether of principal, interest or otherwise, and whether in cash, securities or other property, shall be made by or on behalf of the Borrower or received, accepted or demanded, directly or indirectly, by or on behalf of the Subordinated Lender at any time prior to the payment in full in cash of all the Senior Obligations.

Schedule 5.12

(c) Upon any distribution of all or substantially all of the assets of the Borrower or upon any dissolution, winding up, liquidation or reorganization of the Borrower, whether in bankruptcy, insolvency, reorganization, arrangement or receivership proceedings or otherwise, or upon any assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Borrower, or otherwise:

(i) the Senior Lenders shall first be entitled to receive indefeasible payment in full in cash of the Senior Obligations (whenever arising) before the Subordinated Lender shall be entitled to receive any payment on account of the Subordinated Obligations of the Borrower, whether of principal, interest or otherwise; and

(ii) any payment by, or on behalf of, or distribution of the assets of; the Borrower of any kind or character, whether in cash, securities or other property, to which the Subordinated Lender would be entitled except for the provisions of this Section 1 shall be paid or delivered by the Person making such payment or distribution (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Agent, for the benefit of the Senior Lenders, until the indefeasible payment in full in cash of all Senior Obligations.

The Subordinated Lender agrees not to ask, demand, sue for or take or receive from the Borrower in cash, securities or other property or by setoff, purchase or redemption (including, without limitation, from or by way of collateral), payment of all or any part of the Subordinated Obligations to the extent prohibited by the preceding sentence, and agrees that in connection with any proceeding involving the Borrower under any bankruptcy, insolvency reorganization, arrangement, receivership or similar law (i) the Agent is irrevocably authorized and empowered (in its own name or in the name of the Subordinated Lender or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in the preceding sentence and give acquittance therefor and to file claims and proofs of claim and take such other action (including, without limitation, voting the Subordinated Obligations and enforcing any security interest or other lien securing payment of the Subordinated Obligation) as the Agent may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Senior Lenders and (ii) the Subordinated Lender shall duly and promptly take such action as the Collateral Agent, if any, may request to (A) collect amounts in respect of the Subordinated Obligations for the account of the Senior Lenders and to file appropriate claims or proofs of claim in respect of the Subordinated Obligations, (B) execute and deliver to such Collateral Agent such irrevocable powers of attorney, assignments or other instruments as such Collateral Agent may request in order to enable such Collateral Agent to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the Subordinated Obligations and (C) collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the Subordinated Obligations. A copy of this Subordination Agreement may be filed with any court as evidence of the Senior Lenders’ right, power and authority thereunder.

(d) In the event that any payment by, or on behalf of, or distribution of the assets of, the Borrower of any kind or character, whether in cash, securities or other property, and whether directly, by purchase, redemption, exercise of any right of setoff or otherwise, shall be received by or on behalf of the Subordinated Lender or any Affiliate thereof at a time when such payment is prohibited by this Subordination Agreement, such payment or distribution shall be held by the Subordinated Lender in trust (segregated from other property of the Subordinated Lender) for the benefit of, and shall forthwith be paid over to, the Agent, for the benefit of the Senior Lenders, until the indefeasible payment in full in cash of all Senior Obligations.

Schedule 5.12

(e) Subject to the prior indefeasible payment in full in cash of the Senior Obligations, the Subordinated Lender shall be subrogated to the rights of the Senior Lenders to receive payments or distributions in cash, securities or other property of the Borrower to the Senior Obligations until all amounts owing on the Senior Obligations shall be indefeasibly paid in full in cash, and, as between and among the Borrower, its creditors (other than the Senior Lenders) and the Subordinated Lender, no such payment or distribution made to the Senior Lenders by virtue of this Subordination Agreement that otherwise would have been made to the Subordinated Lender shall be deemed to be a payment by the Borrower on account of the Subordinated Obligations, it being understood that the provisions of this paragraph (e) are intended solely for the purpose of defining the relative rights of the Subordinated Lender and the Senior Lenders.

(f) Without the prior written consent of the Agent, the Borrower shall not give, or permit to be given, and the Subordinated Lender shall not receive, accept or demand, (i) any security of any nature whatsoever for the Subordinated Obligations on any property or assets, whether now existing or hereafter acquired, of the Borrower or any Subsidiary of the Borrower or (ii) any guarantee, of any nature whatsoever, by the Borrower or any Subsidiary of the Borrower, of the Subordinated Obligations other than any guarantee subordinated to the Senior Obligations on terms substantially identical to (and no less favorable in any significant respect to the Senior Lender than) those hereof. The Subordinated Lender agrees that all the proceeds of any such security or guarantee shall be subject to the provisions hereof with respect to payments and other distributions in respect of the Subordinated Obligations.

(g) Any and all instruments or records now or hereafter creating or evidencing the Subordinated Obligations, whether upon refunding, extension, renewal, refinancing, replacement or otherwise, shall contain the following legend:

“Notwithstanding anything contained herein to the contrary, neither the principal of nor the interest on, nor any other amounts payable in respect of, the indebtedness created or evidenced by this instrument or record shall become due or be paid or payable, except to the extent permitted under the Subordination Agreement, dated [        ], [    ] 20[    ], among, inter alia, [                    ] and [                    ], which Subordination Agreement is incorporated herein with the same effect as if fully set forth herein.”

(h) The Subordinated Lender agrees that, except for claims submitted in any proceeding contemplated by Section 2(c) hereof, it will not take any action to cause the Subordinated Obligations to become payable prior to their scheduled maturity or exercise any remedies or take any action or proceeding to enforce the Subordinated Obligations if the payment of such Subordinated Obligation is then prohibited by this Subordination Agreement, and the Subordinated Lender further agrees not to file, or to join with any other creditors of the Borrower in filing, any petition commencing any bankruptcy, insolvency, reorganization, arrangement or receivership proceeding or any assignment for the benefit of creditors against or in respect of the Borrower or any other marshalling of the assets and liabilities of the Borrower (provided, that this prohibition shall in no event be construed so as to limit the Subordinated Lender’s right to cause the Subordinated Obligations to become payable prior to their scheduled maturity if all the outstanding Loans in respect of the Borrower under the Credit Agreement have been declared due and payable prior to their scheduled maturity dates).

Schedule 5.12

SECTION 3. Waivers and Consents. (a) The Subordinated Lender waives the right to compel that the Collateral or any other assets of property of the Borrower or the assets of property of any guarantor of the Senior Obligations or any other Person be applied in any particular order to discharge the Senior Obligations. The Subordinated Lender expressly waives the right to require any Senior Lender to proceed against the Borrower, the Collateral or any guarantor of the Senior Obligations or any other Person, or to pursue any other remedy in any Senior Lender’s power which the Subordinated Lender cannot pursue and which would lighten the Subordinated Lender’s burden, notwithstanding that the failure of a Senior Lender to do so may thereby prejudice the Subordinated Lender. The Subordinated Lender agrees that it shall not be discharged, exonerated or have its obligations hereunder to a Senior Lender reduced (i) by any Senior Lender’s delay in proceeding against or enforcing any remedy against the Borrower, the Collateral or any guarantor of the Senior Obligations or any other Person; (ii) by any Senior Lender releasing the Borrower, the Collateral or any other guarantor of the Senior Obligations or any other Person from all or any part of the Senior Obligations; or (iii) by the discharge of the Borrower, the Collateral or any guarantor of the Senior Obligations or any other Person by an operation of law or otherwise, with or without the intervention or omission of a Senior Lender, except in each case unless all Senior Obligations due to such Senior Lender have been indefeasibly paid in full in cash. Any Senior Lender’s vote to accept or reject any plan of reorganization relating to the Borrower, the Collateral, or any guarantor of the Senior Obligations or any other Person, or any Senior Lender’s receipt on account of all or part of the Senior Obligations of any cash, securities or other property distributed in any bankruptcy, reorganization, or insolvency case, shall not discharge, exonerate, or reduce the obligations of the Subordinated Lender hereunder to any Senior Lender, except in each case unless all Senior Obligations have been indefeasibly paid in full in cash.

(b) The Subordinated Lender waives all rights and defenses arising out of an election of remedies by any Senior Lender, even though that election of remedies, including, without limitation, any nonjudicial foreclosure with respect to security for the Senior Obligations, has impaired the value of the Subordinated Lender’s rights of subrogation, reimbursement, or contribution against the Borrower or any other guarantor of the Senior Obligations or any other Person. The Subordinated Lender expressly waives any rights or defenses it may have by reason of protection afforded to the Borrower or any other guarantor of the Senior Obligations or any other Person with respect to the Senior Obligations pursuant to any anti-deficiency laws or other laws of similar import which limit or discharge the principal debtor’s indebtedness upon judicial or nonjudicial foreclosure of real property or personal property Collateral for the Senior Obligations.

(c) The Subordinated Lender agrees that, without the necessity of any reservation of rights against it, and without notice to or further assent by it, any demand for payment of the Senior Obligations made by a Senior Lender may be rescinded in whole or in part by such Senior Lender, and any Senior Obligation may be continued, and the Senior Obligations, or the liability of the Borrower or any other guarantor or any other party upon or for any part thereof, or any Collateral or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered, or released by a Senior Lender, in each case without notice to or further assent by the Subordinated Lender, which will remain bound under this Subordination Agreement and without impairing, abridging, releasing or affecting the subordination and other agreements provided for herein.

(d) The Subordinated Lender waives any and all notice of the creation, renewal, extension or accrual of any of the Senior Obligations and notice of or proof of reliance by the Senior Lenders upon this Subordination Agreement. The Senior Obligations, and any of them, shall be deemed

Schedule 5.12

conclusively to have been created, contracted or incurred and the consent given to create the obligations of the Borrower in respect of the Subordinated Obligations in reliance upon this Subordination Agreement, and all dealings between the Borrower and the Senior Lenders shall be deemed to have been consummated in reliance upon this Subordination Agreement. The Subordinated Lender acknowledges and agrees that each Senior Lender has relied upon the subordination and other agreements provided for herein in consenting to the Subordinated Obligations. The Subordinated Lender waives notice of or proof of reliance on this Subordination Agreement and protest, demand for payment and notice of default.

SECTION 4. Transfers. The Subordinated Lender shall not sell, assign or otherwise transfer or dispose of, in whole or in part, all or any part of the Subordinated Obligations or any interest therein to any other Person (a “Transferee”) or create, incur or suffer to exist any security interest, Lien, charge or other encumbrance whatsoever upon all or any part of the Subordinated Obligations or any interest therein in favor of any Transferee unless (i) such action is made expressly subject to this Subordination Agreement, (ii) the Transferee is reasonably acceptable to the Agent and (iii) the Transferee expressly acknowledges to the Agent, by a writing in form and substance satisfactory to the Agent, the subordination and other agreements provided for herein and in such writing agrees to be bound by all of the terms of this Subordination Agreement, including without limitation this Section 4, as if such Person were the Subordinated Lender.

SECTION 5. Senior Obligations Unconditional. All rights and interests of the Senior Lenders hereunder, and all agreements and obligations of the Subordinated Lender and the Borrower hereunder, shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of the Credit Agreement or any other Credit Document;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Obligations, or any amendment or waiver or other modification, whether by course of conduct or otherwise, of, or consent to departure from, the Credit Agreement or any other Credit Document;

(c) any exchange, release or nonperfection of any Lien in any Collateral, or any release, amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of, or consent to departure from, any guarantee of any of the Senior Obligations; or

(d) any other circumstances that might otherwise constitute a defense available to, or a discharge of, the Borrower in respect of the Senior Obligations, or of the Subordinated Lender or the Borrower in respect of this Subordination Agreement.

SECTION 6. Representations and Warranties. The Subordinated Lender represents and warrants to the Agent, for the benefit of the Senior Lenders that:

(a) It has the power and authority and the legal right to execute and deliver and to perform its obligations under this Subordination Agreement and has taken all necessary action to authorize its execution, delivery and performance of this Subordination Agreement.

(b) This Subordination Agreement has been duly executed and delivered by the Subordinated Lender and constitutes a legal, valid and binding obligation of the Subordinated Lender, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Schedule 5.12

(c) The execution, delivery and performance of this Subordination Agreement will not violate any provision of any requirement of law applicable to the Subordinated Lender or of any contractual obligation of the Subordinated Lender.

(d) No consent or authorization of, filing with, or other act by or in respect of, any arbitrator or regulatory body or Governmental Authority, except such as have been obtained or made and are in full force and effect, and no consent of any other Person, is required in connection with the execution, delivery, performance, validity or enforceability of this Subordination Agreement.

SECTION 7. Waiver of Claims. (a) To the maximum extent permitted by law, the Subordinated Lender waives any claim it might have against any Senior Lender with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of any Senior Lender or its directors, officers, employees, agents or affiliates with respect to any exercise of rights or remedies under the Credit Documents or any other document creating or governing any Senior Obligations or any transaction relating to the Collateral. Neither the Senior Lenders nor any of their respective directors, officers, employees, agents or affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or any guarantee or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or the Subordinated Lender or any other Person or to take any other action whatsoever with regard to the Collateral, or any part thereof, or any such guarantee.

(b) The Subordinated Lender, for itself and on behalf of its successors and assigns, hereby waives any and all now existing or hereafter arising rights it may have to require any Senior Lender to marshall assets for the benefit of the Subordinated Lender, or to otherwise direct the timing, order or manner of any sale, collection or other enforcement of the Collateral or enforcement of the Credit Documents. The Senior Lenders are under no duty or obligation, and the Subordinated Lender hereby waives any right it may have to compel the Senior Lenders, to pursue any guarantor or other Person who may be liable for the Senior Obligations, or to enforce any Lien or security interest in any Collateral.

(c) The Subordinated Lender hereby waives and releases all rights which a guarantor or surety with respect to the Senior Obligations could exercise.

(d) The Subordinated Lender hereby waives any duty on the part of the Senior Lenders to disclose to it any fact known or hereafter known by any Senior Lender relating to the operation or financial condition of the Borrower or any guarantor of the Senior Obligations, or their respective businesses. The Subordinated Lender enters into this Subordination Agreement based solely upon its independent knowledge of the Borrower’s results of operations, financial condition and business and the Subordinated Lender assumes full responsibility for obtaining any further or future information with respect to the Borrower or its results of operations, financial condition or business.

SECTION 8. Further Assurances. The Subordinated Lender and the Borrower, at the Borrower’s expense and at any time from time to time, upon the written request of the Agent, will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Agent reasonably may request for the purposes of obtaining or preserving the full benefits of this Subordination Agreement and of the rights and powers herein granted, subject to the terms of the Credit Agreement.

SECTION 9. Expenses. (a) The Borrower will pay or reimburse the Senior Lenders, upon demand, for all their costs and expenses in connection with the enforcement or preservation of any rights under this Subordination Agreement, including, without limitation, fees and disbursements of counsel to the Agent, in each case, in accordance with the terms of the Credit Agreement.

Schedule 5.12

(b) The Borrower will pay, indemnify, and hold the Senior Lenders harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions (whether sounding in contract, tort or on any other ground), judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the failure of the Borrower or the Subordinated Lender to perform any of its obligations arising out of or relating to this Subordination Agreement in accordance with the terms of the Credit Agreement.

SECTION 10. Provisions Define Relative Rights. This Subordination Agreement is intended solely for the purpose of defining the relative rights of the Senior Lenders on the one hand and the applicable Subordinated Lender and the Borrower on the other, and no other Person shall have any right, benefit or other interest under this Subordination Agreement.

SECTION 11. Powers Coupled with an Interest. All powers, authorizations and agencies contained in this Subordination Agreement are coupled with an interest and are irrevocable until the Senior Obligations are indefeasibly paid in full in cash.

SECTION 12. Bankruptcy. This Subordination Agreement shall be applicable both before and after the filing of any petition by or against the Borrower or any guarantor under the U.S. Bankruptcy Code or any other bankruptcy, insolvency, reorganization, arrangement or proceeding under similar law and all converted or succeeding cases in respect thereof, and all references herein to the Borrower or any guarantor shall be deemed to apply to the trustee for the Borrower or such guarantor and any such entity as a debtor-in-possession. This Subordination Agreement shall constitute a “subordination agreement” for the purposes of Section 510(a) of the U.S. Bankruptcy Code and shall be enforceable in accordance with its terms in any other bankruptcy, insolvency, reorganization, arrangement or proceeding under similar law.

[Remainder of page intentionally left blank]

Schedule 5.12

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as it may hereafter be amended, amended and restated, modified, extended or restated from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions attached hereto as Annex 1 and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any guarantees included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee

1

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

2

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

3	Select as appropriate.
4	Include bracketed language if there are either multiple Assignors or multiple Assignees.

pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

[Assignor [is] [is not] a Defaulting Lender]

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

3.	Borrower(s):	Oncor Electric Delivery Company LLC

4.	Administrative Agent:	Mizuho Bank, Ltd., as the administrative agent under the Credit Agreement

5.	Credit Agreement:	Term Loan Credit Agreement, dated as of December 10, 2018, among Oncor Electric Delivery Company LLC, the Lenders parties thereto, Mizuho Bank, Ltd., as Administrative Agent

6.	Assigned Interest[s]:

Assignor[s][5]	Assignee[s][6]	Facility Assigned[7]	Aggregate Amount of Loans for all Lenders[8]	Amount of Loans Assigned[8]	Percentage Assigned of Loans[9]		CUSIP Number
			$	$		%
			$	$		%
			$	$		%

[7.	Trade Date: ][10]

[Page break]

5	List each Assignor, as appropriate.
6	List each Assignee, as appropriate.
7	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g., “Term Loan”, etc.)
8	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
9	Set forth, to at least 9 decimals, as a percentage of the Loans of all Lenders thereunder.
10	To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date:             , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S][11]

[NAME OF ASSIGNOR]

By:
Title:

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE[S][12]

[NAME OF ASSIGNEE]

By:
Title:

[NAME OF ASSIGNEE]

By:
Title:

11	Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).
12	Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

Consented to and Accepted:

[NAME OF ADMINISTRATIVE AGENT], as
Administrative Agent

By:
Title:

[Consented to:

ONCOR ELECTRIC DELIVERY COMPANY LLC

By:
Title:][13]

13	To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.

1.1    Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2.    Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 8.04(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 8.04(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.03 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vii) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee and

(viii) it is not a Disqualified Institution; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B-1

FORM OF BORROWING REQUEST

BORROWING REQUEST

[Date]

Mizuho Bank, Ltd.

  as administrative agent for the Lenders referred to below

1800 Plaza Ten

Jersey City, NJ 07311

Attention: Joyce Raynor

Email: LAU_Agent@mizuhocbus.com

Ladies and Gentlemen:

The undersigned, Oncor Electric Delivery Company LLC (the “Borrower”), refers to the Term Loan Credit Agreement, dated as of December 10, 2018 (as it may hereafter be amended, amended and restated, modified, extended or restated from time to time, the “Agreement”), among the Borrower, the lenders party thereto (the “Lenders”), and Mizuho Bank, Ltd., as administrative agent for the Lenders. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement. The Borrower hereby gives you notice pursuant to Section 2.03(a) of the Agreement that it requests a Borrowing on the Closing Date under the Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

(A)	Date of Borrowing (which is a Business Day)
(B)	Principal amount of Borrowing
(C)	Interest rate basis[1]
(D)	Interest Period and the last day thereof[2]

1	Eurodollar Loan or ABR Loan.
2	Which shall be subject to the definition of “Interest Period” and not end later than the Maturity Date.

B-1-1

Upon acceptance of any or all of the Loans made by the Lenders in response to this request, the Borrower shall be deemed to have represented and warranted that the applicable conditions to lending specified in Article IV of the Agreement have been satisfied.

Very truly yours,

ONCOR ELECTRIC DELIVERY COMPANY LLC

By:
Name:
Title:

B-1-2

EXHIBIT B-2

FORM OF CONVERSION NOTICE

CONVERSION NOTICE

[Date]

Mizuho Bank, Ltd.

  as administrative agent for the Lenders referred to below

1800 Plaza Ten

Jersey City, NJ 07311

Attention: Joyce Raynor

Email: LAU_Agent@mizuhocbus.com

Ladies and Gentlemen:

The undersigned, Oncor Electric Delivery Company LLC (the “Borrower”), refers to the Term Loan Credit Agreement, dated as of December 10, 2018 (as it may hereafter be amended, amended and restated, modified, extended or restated from time to time, the “Agreement”), among the Borrower, the lenders party thereto (the “Lenders”), and Mizuho Bank, Ltd., as administrative agent for the Lenders. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement. The Borrower hereby gives you notice pursuant to Section 2.03(b) of the Agreement that it requests a Conversion under the Agreement, and in that connection sets forth below the terms on which such Conversion is requested to be made:

(A)	Date of Conversion (which is a Business Day)
(B)	Principal amount of Loans to be Converted[1]
(C)	Interest rate basis prior to Conversion[2]
(D)	Interest rate basis after Conversion[2]
(E)	Interest Period and the last day thereof[3]

1	Not less than $5,000,000 (and in integral multiples of $1,000,000).
2	Eurodollar Loan or ABR Loan.
3	Which shall be subject to the definition of “Interest Period” and end not later than the Maturity Date.

B-2-1

[The undersigned also certifies that at the time of and immediately after giving effect to this Conversion, no Event of Default has occurred and is continuing or would result from this Conversion.] 4

Very truly yours,

ONCOR ELECTRIC DELIVERY COMPANY LLC

By:
Name:
Title:

4	This certification is required to be made only for any request to Convert Loans from ABR Loans to Eurodollar Loans.

B-2-2

EXHIBIT C

FORM OF TERM LOAN NOTE

TERM LOAN NOTE

[            ], 20[    ]

$[        ]

FOR VALUE RECEIVED, the undersigned, ONCOR ELECTRIC DELIVERY COMPANY LLC, a Delaware limited liability company, (the “Borrower”), HEREBY PROMISES TO PAY to [                    ] or its registered assigns (the “Lender”), on the Maturity Date (such term, and each other capitalized term used but not defined herein, having the meaning ascribed thereto in the Credit Agreement (as defined below)), for the account of the Lender at the office of the Administrative Agent under the Credit Agreement, in lawful money of the United States of America and in immediately available funds, the aggregate unpaid principal amount of the Term Loans made by the Lender to the Borrower pursuant to the Credit Agreement referenced below; provided, however, that the principal amount outstanding under this Term Loan Note is subject to prepayment and repayment from time to time, with accrued interest thereon, as specified in the Credit Agreement. The Borrower further agrees to pay interest in like money to the Lender on the unpaid principal amount hereof from the date hereof at such interest rates, and payable at such times, as specified in the Credit Agreement.

This Term Loan Note is delivered pursuant to, and is entitled to the benefits of, the Term Loan Credit Agreement, dated as of December 10, 2018 (as the same may be amended, amended and restated, modified or supplemented, the “Credit Agreement”), among the Borrower, the Lenders party thereto, and Mizuho Bank, Ltd., as administrative agent for the Lenders. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

C-1

This Term Loan Note shall be governed by, and construed in accordance with, the laws of the State of New York, United States.

ONCOR ELECTRIC DELIVERY COMPANY LLC

By
Name:
Title:

Term Loan Note for the benefit of [                    ]

C-2

EXHIBIT D

FORM OF PREPAYMENT NOTICE

PREPAYMENT NOTICE

[Date]

Mizuho Bank, Ltd.

  as administrative agent for the Lenders referred to below

1800 Plaza Ten

Jersey City, NJ 07311

Attention: Joyce Raynor

Email: LAU_Agent@mizuhocbus.com

Ladies and Gentlemen:

The undersigned, Oncor Electric Delivery Company LLC (the “Borrower”), refers to the Term Loan Credit Agreement, dated as of December 10, 2018 (as it may hereafter be amended, amended and restated, modified, extended or restated from time to time, the “Agreement”), among the Borrower, the lenders party thereto (the “Lenders”), and Mizuho Bank, Ltd., as administrative agent for the Lenders. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement. The Borrower hereby gives you notice of prepayment pursuant to Section 2.09 of the Agreement and acknowledges that such prepayment will be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment.

(A)	Interest rate basis[1] of Borrowings to be prepaid (in whole or in part)
(B)	Principal amount to be prepaid[2]
(C)	Date of prepayment (which is a Business Day)

1	Eurodollar Loan or ABR Loan.
2	[If a partial prepayment, not less than $5,000,000 and in integral multiples of $1,000,000.]

D-1

Very truly yours,

ONCOR ELECTRIC DELIVERY COMPANY LLC

By:
Name:
Title:

D-2

EXHIBIT E-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships

For U.S. Federal Income Tax Purposes)

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Credit Agreement, dated as of December 10, 2018 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Oncor Electric Delivery Company LLC, Mizuho Bank, Ltd., as the administrative agent (the “Administrative Agent”), and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.15(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

E-1-1

EXHIBIT E-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships

For U.S. Federal Income Tax Purposes)

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Credit Agreement, dated as of December 10, 2018 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Oncor Electric Delivery Company LLC, Mizuho Bank, Ltd., as the administrative agent (the “Administrative Agent”), and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.15(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20[ ]

E-2-1

EXHIBIT E-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships

For U.S. Federal Income Tax Purposes)

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Credit Agreement, dated as of December 10, 2018 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Oncor Electric Delivery Company LLC, Mizuho Bank, Ltd., as the administrative agent (the “Administrative Agent”), and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.15(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:              , 20[    ]

E-3-1

EXHIBIT E-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships

For U.S. Federal Income Tax Purposes)

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Credit Agreement, dated as of December 10, 2018 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Oncor Electric Delivery Company LLC, Mizuho Bank, Ltd., as the administrative agent (the “Administrative Agent”), and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.15(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any promissory note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Credit Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

E-4-1

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:             , 20[    ]

E-4-2

EXHIBIT F

[RESERVED]

EXHIBIT G

FORM OF FACILITY EXTENSION REQUEST

FACILITY EXTENSION REQUEST

            , 20

Mizuho Bank, Ltd.

as Administrative Agent

1800 Plaza Ten

Jersey City, NJ 07311

Attention: Joyce Raynor

Email: LAU_Agent@mizuhocbus.com

Ladies and Gentlemen:

This Facility Extension Request (the “Request”) is executed and delivered by ONCOR ELECTRIC DELIVERY COMPANY LLC, a Delaware limited liability company (“Borrower”), to MIZUHO BANK, LTD. as administrative agent for the Lenders (“Administrative Agent”), pursuant that certain Term Loan Credit Agreement (as it may be amended, modified, supplemented, restated or amended and restated from time to time, the “Credit Agreement”) dated as of December 10, 2018, entered into by and among Borrower, Administrative Agent and the Lenders party thereto. Capitalized terms not defined herein have the meanings assigned to such terms in the Credit Agreement.

Borrower hereby notifies you that it elects to extend the Stated Maturity Date to             , 20     (the “Extension”). The Extension Fee is $         .

In connection with the Extension elected hereby, Borrower hereby represents, warrants, and certifies as of the date hereof or, if later, as of the date on which the conditions in Section 2.22(i) and (ii) of the Credit Agreement have been satisfied, to Administrative Agent for the benefit of Credit Parties that:

(a)	This Request is being delivered not more than sixty (60) days nor less than fourteen (14) days prior to the current Stated Maturity Date;

(b)

Each representation and warranty made in Article III of the Credit Agreement is true and correct, with the same force and effect as if made on and as of such date (except to the extent that such representations and warranties specifically refer to any earlier date, in which case they will be true and correct as of such earlier date and except that for the purposes of this Request, the representations and warranties contained in Section 3.05 of the Credit Agreement will be deemed to refer to the most recent financial statements furnished pursuant to clauses (a) and (b), respectively, of Section 5.03 of the Credit Agreement);

(c)	No Event of Default or Default exists and is continuing; and

(d)

Either (i) the representations and warranties contained in the most recently-delivered Beneficial Ownership Certificate of the Borrower are true and correct in all respects or (ii) for which updates to such information are required, the Borrower has delivered a new Beneficial Ownership Certificate.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

SIGNATURE PAGE(S) TO FOLLOW.

The undersigned hereby certifies each and every matter contained herein to be true and correct.

BORROWER:

ONCOR ELECTRIC DELIVERY COMPANY LLC

By:
Name:
Title:

Accepted and Approved:

MIZUHO BANK, LTD., as Administrative Agent

By:
Name:
Title: